 Exhibit 10.37

LEASE AGREEMENT

BETWEEN

ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC,
ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC,
ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 11, LLC, and ARI - IBP 12, LLC,
ACTING BY AND THROUGH BILLINGSLEY PROPERTY SERVICES, INC.

AND

REACHLOCAL, INCORPORATED

TABLE OF CONTENTS

Basic Lease Information
Page
Lease Date	iii
Tenant	iii
Tenant’s Address	iii
Tenant’s Contact	iii
Landlord	iii
Landlord’s Address	iii
Landlord’s Contact	iii
Premises	iii
Term	iii
Basic Rental	iii
Security Deposit	iii
Rent	iii
Permitted Use	iii
Tenant’s Proportionate Share	iii
Construction Allowance	iv
Comparable Buildings	iv

Lease Agreement

Definitions and Basic Provisions	1
Lease Grant	1
Term	1
Rent	1
Security Deposit	2
Landlord’s Obligations	2
Improvements; Alterations; Repairs; Maintenance	4
Use	5
Assignment and Subletting	5
Insurance; Waivers; Subrogation; Indemnity	6
Subordination; Attornment; Notice to Landlord’s Mortgagee	7
Rules and Regulations	8
Condemnation	8
Fire or Other Casualty	8
Events of Default	9
Remedies	10
Payment; Non-Waiver	11
Landlord’s Lien	11
Surrender of Premises	11
Holding Over	12
Certain Rights Reserved by Landlord	12
Substitution Space	12
Miscellaneous	13

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Exhibits

Exhibit A	Outline of the Premises
Exhibit A-1	Legal Description of the Land
Exhibit B	Building Rules and Regulations
Exhibit C	Operating Expenses
Exhibit D	Tenant Finish Work: Allowance
Exhibit D-1	Shell Construction
Exhibit E	Renewal Option
Exhibit F	Parking
Exhibit G	Janitorial Specifications
Exhibit H	Signage Criteria

List of Defined Terms

Page
ADA	4
Affiliate	6
Annual Electrical Cost Statement	1
Annual Operating Statement	Exh. C
Basic Cost	Exh. C
Basic Lease Information	1
BOMA	iii
Building	iii
Building Systems	3
Casualty	8
Collateral	11
Commencement Date	iii, 1
Comparable Buildings	iv
Construction Hard Costs	Exh. D
Construction Allowance	iv, Exh. D
Controllable Expenses	Exh. C
Damage Notice	8
Electrical Costs	1
Event of Default	9
Excess	Exh. C
Expansion / Right of First Refusal	Exh. I
Expense Stop	Exh. C
Hard Construction Costs	Exh. D
Initial Liability Insurance Amount	6
Land	iii
Landlord	iii, 1
Landlord’s Mortgagee	7
Lease	iv, 1
Loss	7
Mortgage	7
Parking Area	Exh. F
Permitted Transfer	6
Premises	iii
Primary Lease	7
Project	iii
Rentable Square Feet	iii
Rentable Square Foot	iii
Security Deposit	iii, 2
Shell Construction	Exh. D
Substantial Completion	Exh. D, Exh. D-1

Substantially Completed	Exh. D
Substitution Effective Date	13
Substitution Notice	12
Substitution Space	12
Taking	8
Taxes	2, Exh. C
Tenant	iii, 1
Total Construction Costs	Exh. D
Total Rentable Square Feet	iii
Total Rentable Square Foot	iii
Transfer	5
UCC	11
Variable Basic Cost	Exh. C
Work	Exh. D
Working Drawings	Exh. D

BASIC LEASE INFORMATION

Lease Date:	February 2, 2010

Tenant:	REACHLOCAL, INCORPORATED, a Delaware corporation

Tenant’s Address:	6504 International Parkway Suite 1200 Plano, Texas 75093

Contact:	Nathan Hanks Telephone: ________________

With a copy to:

ReachLocal, Incorporated 21700 Oxnard Street, Suite 1600 Woodland Hills, CA 91367 Attn: Adam F. Wergeles, General Counsel

Landlord:	ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 11, LLC, and ARI - IBP 12, LLC, each a Delaware limited liability company, acting by and through Billingsley Property Services, Inc.

Landlord’s Address:	4100 International Parkway Suite 1100 Carrollton, Texas 75007

Contact:	Saurabh Mody Telephone: (972) 820-2211

Premises:	Suite No. 1200 in the office building (the “Building”) located or to be located on the land described as International Business Park, Phase I, Collin County, Texas, and whose street address is 6504 International Parkway, Plano, Texas 75093, as particularly described in Exhibit A-1 (the “Land”). The Building and Land together comprise the “Project”. The Premises are outlined on the plan attached to the Lease as Exhibit A and shall contain approximately 7,294 square feet of rentable area (“Total Rentable Square Feet” or singularly “Total Rentable Square Foot”). The Building contains approximately 106,334 of total square feet of rentable area (“Total Rentable Square Feet” or singularly “Total Rentable Square Foot”).

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Term:	Upon substantial completion of the Initial Improvements described in Exhibit D herein (the “Commencement Date”), and ending at 5:00 p.m. on January 31, 2014, subject to extension as provided in the Lease. Occupancy and use of the space subject to Paragraph 3 of this Lease.

Basic Rental:	Dates	Annual Rate per Rentable Square Foot	Basic Monthly Rental
	Commencement Date – 12/31/11	$17.50	$10,637.08
	1/1/12 – 12/31/12	$18.00	$10,941.00
	1/1/13 – 12/31/13	$18.50	$11.244.92
	1/1/14 – 1/31/14	$19.00	$11,548.83

Basic Rental shall be conditionally abated during the time period commencing on the Commencement Date and ending on December 31, 2010.  Commencing on January 1, 2011, Tenant shall make Basic Rental payments as otherwise provided herein.  Notwithstanding such abatement of Basic Rental, (a) all other sums due under this Lease, including Tenant’s share of Electrical Costs and Excess (if any), shall be payable as provided in this Lease, and (b) any increases in Basic Rental set forth in this Lease shall occur on the dates scheduled therefor.

The abatement of Basic Rental provided for herein is conditioned upon Tenant's full and timely performance of all of its obligations under this Lease.  If at any time during the Term a monetary Event of Default by Tenant occurs which results in the termination of Tenant's right of possession of the Premises or the termination of the Lease, then the abatement of Basic Rental provided for herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under this Lease, the full amount of all Basic Rental herein abated.

Security Deposit:	$10.637.08 due upon execution of the Lease as referenced in Section 5 of the Lease.

Rent:	Basic Rental, Tenant’s share of Electrical Costs, Excess (if any), and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:	General office use.

Tenant’s Proportionate Share:	6.8595% (which is the percentage obtained by dividing the Rentable Square Feet by the Total Rentable Square Feet.

Construction Allowance:	Turnkey per Exhibit D

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Comparable Buildings:	As used herein or in the Lease, the term “Comparable Buildings” shall mean those low-rise garden style, multi-tenant, commercial office buildings completed on or after January 1, 1997, which are comparable to the Building in size, design, quality, use, and tenant mix, and which are located in the same market area (i.e., Plano area North of Frankford, East of I-35E, West of Preston Road and South of State Hwy. 121).

The foregoing Basic Lease Information is incorporated into and made a part of the related lease (the “Lease”).  If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:

ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC,ARI - IBP 11, LLC, ARI - IBP 12, LLC, each a Delaware limited liability company

By:	Billingsley Property Services, Inc., a Texas corporation as Agent

By:	/s/ Joel M. Overton, Jr.
Name: Joel M. Overton, Jr.
Title: Senior Vice President

TENANT:

REACHLOCAL, INCORPORATED, a Delaware corporation

By:	/s/ Ross G. Landsbaum
Name: Ross G. Landsbaum
Title: CFO

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THIS LEASE AGREEMENT (this “Lease”) is entered into as of February 2, 2010 between ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC, ARI - IBP 11, LLC, and ARI - IBP 12, LLC, each a Delaware limited liability company ("Landlord") acting by and through Billingsley Property Services, Inc., as agent for Landlord, and REACHLOCAL, INCORPORATED, a Delaware corporation (“Tenant”).

DEFINITIONS AND BASIC PROVISIONS	1. The definitions and basic provisions set forth in the Basic Lease Information (the "Basic Lease Information") executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. To the extent of any conflict between the Basic Lease Information and any provision contained in this Lease, this Lease shall control.

LEASE GRANT	2. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

TERM	3. The Term shall commence upon substantial completion of Initial Improvements described in Exhibit D herein (the "Commencement Date"), and end at 5:00 p.m. on January 31, 2014, subject to renewal as provided in Exhibit E. Landlord shall deliver possession of the Premises to Tenant upon execution hereof. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to Landlord’s repair of latent defects and Landlord's completion of any related punch-list items. Tenant shall execute and deliver to Landlord, within ten (10) days after Landlord has requested same, a letter confirming (1) the Commencement Date, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises. Notwithstanding anything contained herein to the contrary, if Landlord does not tender possession of the Premises with substantial completion of the Initial Improvements having occurred on or prior to the date that is seventy (70) business days from the date this Lease is fully executed by both Landlord and Tenant (which date shall be extended day-for-day in the event of (1) a Tenant Delay Day, or (2) delays caused by one or more of the events described in Section 23(c) hereof), then Tenant shall be entitled to receive an abatement of two (2) day’s Basic Rental for each day thereafter until such time as Landlord tenders possession of Premises to Tenant in such condition.

RENT	4. (a) Payment. Tenant shall timely pay to Landlord the Rent without deduction or set off (except as otherwise expressly provided herein), at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first full monthly installment of Basic Rental shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day of each succeeding calendar month during the Term. Basic Rental for any partial month at the beginning or end of the Term shall be prorated based upon the number of days within the Term during the partial month multiplied by 1/365 of the then current annual Basic Rental and shall be due on or before the fifth business day immediately preceding the Commencement Date, or first day of the last calendar month of the Term, as applicable.

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(b) Electrical Costs. Tenant shall pay to Landlord an amount equal to the product of (1) the cost of all electricity used by the Project (“Electrical Costs”), multiplied by (2) Tenant’s Proportionate Share. Such amount shall be payable monthly based on Landlord’s reasonable estimate of the amount due for each month, and shall be due on the Commencement Date and on the first day of each calendar month thereafter

(c) Annual Electrical Cost Statement. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Landlord's actual Electrical Costs (the "Annual Electrical Cost Statement") for the previous year adjusted as provided in Section 4.(d), which shall include a reconciliation of the actual amount Tenant owes for its share of Electrical Costs against the estimated amount collected from Tenant. If such reconciliation shows that Tenant paid more than owed, then Landlord shall reimburse Tenant by check or cash for such excess within thirty (30) days after delivery of the Annual Electrical Cost Statement; conversely, if Tenant paid less than it owed, then Tenant shall pay Landlord such deficiency within thirty (30) days after delivery of the Annual Electrical Cost Statement.

(d) Adjustments to Electrical Costs. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Electrical Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

(e) Delinquent Payment. If any payment required by Tenant under this Lease is not paid when due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency.

(f) Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within ten (10) business days after Tenant receives written demand, that part of such taxes for which Tenant is primarily liable.

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(g) Excess. Tenant shall pay the Excess in the Basic Cost over the Expense Stop as such terms are defined in Exhibit C.

SECURITY DEPOSIT	5. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time upon notice to Tenant and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within a reasonable time after the expiration of the Term, as may have been extended, provided Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

LANDLORD’S OBLIGATIONS	6. (a) Services; Maintenance. Landlord shall furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning from 7 a.m. to 7 p.m. Monday through Friday and 8 a.m. to 1 p.m. on Saturday (except for holidays) sufficient to maintain temperatures during these hours in the range of from 70 degrees Fahrenheit to 78 degrees Fahrenheit; (3) janitorial service to the Premises on weekdays other than holidays (Landlord reserves the right to bill Tenant separately for extra janitorial service required for any special improvements installed by or at the request of Tenant) and such window washing as may from time to time in Landlord's judgement be reasonably required, such janitorial services to be generally in accordance with those services described on Exhibit G; (4) non-exclusive elevator for ingress and egress to the floors on which the Premises are located; (5) replacement of Building-standard light bulbs and fluorescent tubes,; and (6) electrical current (subject to Tenant’s obligation to pay its share of Electrical Costs as provided herein). If Tenant desires heat and air conditioning at any time other than times herein designated, such services shall be supplied to Tenant upon reasonable advance notice and Tenant shall pay to Landlord $40.00 per hour (minimum two hours) for each additional hour (prorated and rounded up to the nearest quarter hour) such services are provided, such amount being payable within ten (10) days of receipt of an invoice therefor. Landlord's obligation to furnish services under this Section shall be subject to the rules, regulations and other conditions or requirements of the supplier of such services and any applicable governmental entity or agency.

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(b) Maintenance. Landlord shall maintain all Shell Construction items, Building Systems (defined below), and Building common areas including all parking areas and landscaping, in good order and condition as customary for Comparable Buildings. “Building Systems” shall include all electrical, plumbing, and air conditioning systems within the Building which were included in the Shell Construction. Notwithstanding the foregoing, “Building Systems” shall not include any improvements below the ceiling within the Premises (except in Shell Building core areas) including but not limited to appliances, fixtures and supplemental air systems, and other items not customary for office tenants in Comparable Buildings.

(c) Excess Electrical Use. Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, or other equipment that requires more than 120 volts, or other equipment whose electrical energy consumption exceeds normal office usage, through any existing feeders and risers serving the Building and the Premises. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 120 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's request, be installed by Landlord (unless otherwise agreed by Landlord) at Tenant's expense, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor. At the time of Tenant’s submission of plans and specifications for Landlord’s approval pursuant to Section 7 herein or Exhibit D to this Lease, Landlord and Tenant shall cooperate in good faith to identify any fixtures, equipment and/or appliances to be installed or placed in the Premises which fixtures, equipment or appliances would exceed the normal and customary electrical use and consumption of typical office tenants in Comparable Buildings, would affect the temperature otherwise maintained by the air conditioning system, or would require electric capacity in excess of any planned or existing feeders, risers, or wiring to the Premises.

(d) Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of all or a portion of the Premises for more than thirty (30) consecutive days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefor, be entitled to abatement of Rent, or the pro rata portion thereof equivalent to the portion of the Premises rendered unusable to the entire Premises, for each consecutive day (after such thirty (30) day period) that Tenant is so prevented from making reasonable use of the Premises or the applicable portion thereof.

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(e) Access. Subject to any Building rules and regulations, necessary repairs and maintenance, and any events beyond Landlord’s reasonable control which would prevent access, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. The Building shall include twenty-four (24) hour access by security card which cards shall be provided to Tenant upon payment of a $10 refundable deposit per card.

(f) Security. Landlord shall provide to Tenant all security functions and services currently provided to the Building including, but not limited to, card key access into the Building and security personnel on-site within International Business Park.

IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE	7. (a) Improvements; Alterations. No improvements or alterations in or upon the Premises, including not by limitation paint, wall coverings, floor coverings, light fixtures, window treatments, signs, advertising, or promotional lettering or other media, shall be installed or made by Tenant except in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed except that Landlord may withhold approval of any improvements or alterations which it determines, in its sole opinion, will materially and adversely affect any structural or aesthetic (only to the extent visible from outside the Premises or common areas) aspect of the Building or Building Systems. All improvements and alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall (i) comply with all applicable laws, ordinances, rules and regulations, and (ii) be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant unless prior to installation, Tenant provides Landlord with written notice of all items which may be removed by Tenant and Landlord consents to such removal in advance. Such consent shall not be unreasonably withheld provided Landlord may condition such consent as it deems reasonably necessary including not by limitation requiring Tenant to replace any items upon removal with similar items comparable to any such items in the Building or, if not applicable, then Comparable Buildings. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Landlord warrants and agrees that it shall complete the Building Shell Construction in compliance with all then applicable governmental laws, rules and regulations, including not by limitation the Texas Accessibility Standards (TAS) Article 9102, Texas Civil Statutes, The Administrative Rules of the Texas Department of Licensing and Regulation. Thereafter, notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for all costs incurred to cause the Premises to comply with any such laws, rules or regulations, including not by limitation the retrofit requirements of TAS, as may be amended.

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(b) Tenant Repairs; Maintenance. Except for those janitorial services to be provided by Landlord as expressly provided in this Lease, Tenant shall maintain its personal property and all improvements or alterations to the Premises other than those items included in Shell Construction (which shall be maintained by Landlord) in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Project caused by Tenant or Tenant's agents, contractors, or invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord, upon written notice to Tenant, may make the same at Tenant's expense, which shall be payable to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.

(c) Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, the structure of the Building, or plumbing, electrical lines, or other utility transmission facilities or Building mechanical systems. All such work which may affect the Building’s electrical, mechanical, plumbing or other systems must be approved by the Building's engineer of record.

(d) Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

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USE	8. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which (i) is disreputable, (ii) creates extraordinary fire hazards, (iii) results in an increased rate of insurance on the Building or its contents, or (iv) the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with other tenants or Landlord in its management of the Project. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) from and after the date of this Lease, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "Disabilities Acts") in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building (other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant).

ASSIGNMENT AND SUBLETTING	9. (a) Transfers; Consent. Other than permitted transfers as described below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, 1) advertise that any portion of the Premises is available for lease, (2) assign, transfer, or encumber this Lease or any estate or interest herein whether directly or by operation of law, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 9.(a)(2) through 9.(a)(6) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and general references sufficient to enable Landlord to determine the proposed transferee's reputation and character. Landlord shall respond in writing to Tenant’s request for a Transfer within ten (10) business days of receipt of written request therefor. Tenant shall reimburse Landlord for its attorneys' fees (not to exceed $1,000 per request) and other expenses incurred in connection with considering any request for its consent to a Transfer. Landlord shall not unreasonably withhold, delay or condition its consent except that Landlord may withhold or condition its consent if it reasonably determines that the proposed transferee or its use (including not by limitation the number of employees, hours of operation, parking requirements, electrical or other Building system requirements, conflicts or competition with existing tenants) is unacceptable, would burden the Building, or are incompatible with the Building or its occupants. If Tenant requested Landlord's consent to a transfer and Landlord denies such request, then Tenant shall have the right to terminate the Lease by giving Landlord thirty (30) days written notice of intent to terminate and paying to Landlord at the time of such notice all the Rent due to Landlord under the Lease for the remainder of the Term. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon Tenant’s receipt of notice from Landlord to do so; however, Landlord shall not be obligated to accept separate Rent payments from any transferees and may require that all Rent be paid directly by Tenant.

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(i) Permitted Transfers. Tenant shall be permitted to periodically sublet portions of the Premises or to assign its rights to any parent or wholly-owned subsidiary entity, any organization resulting from a merger or a consolidation with the Tenant, or any organization succeeding to the business assets of the Tenant, provided the Premises continue to be used solely for the Permitted Use, the business and parking requirements of the subtenant or assignee are substantially the same as Tenant and the net worth of the subtenant or assignee is at equal to or greater than Tenant's at the time of Lease execution. Tenant shall promptly notify Landlord in writing within fifteen (15) days after such assignment or subletting.

(b) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the all compensation received by Tenant for a Transfer that exceeds the Rent allocable to the portion of the Premises covered thereby. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt.

(c) Cancellation. Landlord may, within twenty (20) days after submission of Tenant’s written request for Landlord’s consent to a Transfer (excluding Permitted Transfers), cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. In such event, prior to the effective date of such termination, and subject to Landlord’s direction and supervision, Tenant shall be solely responsible for the cost and construction of a wall demising the remaining Premises from the portion of the Premises as to which the Lease is terminated.

INSURANCE; WAIVERS; SUBROGATION; INDEMNITY	10. (a) Insurance. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of not less than a combined single limit of $3,000,000 (the “Initial Liability Insurance Amount") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents, and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, and (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others), in the Premises. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverage required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and be issued by companies, reasonably satisfactory to Landlord. The term "affiliate" shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.

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(b) Waiver of Claims; No Subrogation. LANDLORD SHALL NOT BE LIABLE TO TENANT OR THOSE CLAIMING BY, THROUGH, OR UNDER TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR PERSONS OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY OR INCONVENIENCE (A “LOSS “) CAUSED BY CASUALTY, THEFT, FIRE, THIRD PARTIES, OR ANY OTHER MATTER (INCLUDING LOSSES ARISING THROUGH REPAIR OR ALTERATION OF ANY PART OF THE BUILDING, OR FAILURE TO MAKE REPAIRS, OR FROM ANY OTHER CAUSE), REGARDLESS OF WHETHER THE NEGLIGENCEOF ANY PARTY CAUSED SUCH LOSS IN WHOLE OR IN PART. LANDLORD AND TENANT EACH WAIVES ANY CLAIM IT MIGHT HAVE AGAINST THE OTHER FOR ANY DAMAGE TO OR THEFT, DESTRUCTION, LOSS OR LOSS OF USE OF ANY PROPERTY, TO THE EXTENT THE SAME IS INSURED AGAINST UNDER ANY INSURANCE POLICY THAT COVERS THE BUILDING, THE PREMISES, LANDLORD’S OR TENANT’S FIXTURES, PERSONAL PROPERTY, LEASEHOLD IMPROVEMENTS, OR BUSINESS, OR, IN THE CASE OF TENANT’S WAIVER, IS REQUIRED TO BE INSURED AGAINST UNDER THE TERMS HEREOF, REGARDLESS OF WHETHER THE NEGLIGENCE OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS. EACH PARTY SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER’S RIGHTS OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THE OTHER PARTY.

(c) Indemnity. Subject to Section 11(b), Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys’ fees) for any Loss arising from any occurrence on the Premises or from Tenant’s failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence of Landlord or its agents), even though caused or alleged to be caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity provision is intended to indemnify Landlord and its agents against the consequences of their own negligence or fault as provided above when Landlord or its agents are jointly, comparatively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease.

SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE	11. (a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"). Landlord shall use reasonable efforts to obtain from Landlord’s Mortgagee, both existing and future, and deliver to Tenant a non-disturbance agreement for the benefit of Tenant in a form reasonably acceptable to Landlord, Landlord’s Mortgagee, and Tenant.

(b) Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reasonably request.

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(c) Notice to Landlord's Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a period to perform Landlord's obligations hereunder, which period shall equal the cure period applicable to Landlord hereunder.

RULES AND REGULATIONS	12. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit B. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises; Landlord will provide Tenant written notice of such changes. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

CONDEMNATION	13. (a) Taking - Landlord's and Tenant's Rights. If any part of the Project (including parking) is taken by right of eminent domain for a period exceeding ninety (90) days or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business from the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its sole expense, relocate Tenant to similar office space within any Comparable Building owned or under the control of Landlord. Landlord shall notify Tenant of its intention to do so within thirty (30) days after the Taking. Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking until relocation. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within 180 days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking. Upon the occurrence of a Taking, Rent shall be adjusted on a reasonable basis from the first day of the Taking until such termination.

(b) Taking - Landlord's Rights. If any material portion, but less than all, of the Project or related parking becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. Upon the occurrence of a Taking, Rent shall be adjusted on a reasonable basis from the first day of the Taking until such termination.

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(c) Award. If any Taking occurs, all proceeds shall belong to and be paid to Landlord, and Tenant shall not be entitled to any portion thereof except that Tenant shall have all rights permitted under the laws of the State of Texas to appear, claim and prove in proceedings relative to such taking (i) the value of any fixtures, furnishings, and other personal property which are taken but which under the terms of this Lease Tenant is permitted to remove at the end of the Term, (ii) the unamortized cost (such costs having been amortized on a straight-line basis over the Term excluding any renewal terms) of Tenant’s leasehold improvements which are taken that Tenant is not permitted to remove at the end of the Term and which were installed solely at Tenant’s expense (i.e., not made or paid for by Landlord from the Construction Allowance or otherwise), and (iii) relocation and moving expenses, but not the value of Tenant’s leasehold estate created by this Lease and only so long as such claims in no way diminish the award Landlord is entitled to from the condemning authority as provided hereunder.

FIRE OR OTHER CASUALTY	14. (a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair or replace the damage caused by such Casualty.

(b) Landlord's and Tenant's Rights. If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the date of casualty, then Landlord may, at its sole expense, relocate Tenant to similar office space within any Comparable Building owned or under the control of Landlord. Landlord shall notify Tenant of its intention to do so in the Damage Notice. Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until relocation. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within one hundred eighty (180) days after Landlord has delivered the Damage Notice to Tenant. If Landlord does not elect to relocate Tenant following such Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 14.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below. Upon the occurrence of a Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair or until such termination.

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(c) Landlord's Rights. If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Rent hereunder shall be abated as of the date of the Casualty.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

EVENTS OF DEFAULT	15. Events of Default. Each of the following occurrences shall constitute an “Event of Default" by Tenant:
(a) Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Building), within five (5) days after written notice of such failure;

(b) Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Building) within thirty (30) days after written notice of such failure, or such longer period as may be reasonably necessary in order to cure such default (not to exceed 60 days), provided that Tenant has commenced such cure within the initial 30 day period and thereafter is diligently pursuing such cure to completion;

(c) The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 15.(c), any guarantor of the Tenant's obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (iv) for the reorganization or modification of Tenant's capital structure; and provided that in the case of any of the foregoing which is filed against Tenant, the same is not dismissed within ninety (90) days after it is filed;

(d) The admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors; and

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(e) Tenant vacates all or a substantial portion of the Premises or fails to continuously operate its business at the Premises for the Permitted use set forth herein for seven (7) or more days without prior notification to Landlord.

REMEDIES	16. (a) Landlord’s Remedies. Upon any Event of Default by Tenant, Landlord may, subject to any judicial process and notice to the extent required by Title 4, Chapter 24 of the Texas Property Code, as may be amended, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

(i) Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 15.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

(ii) Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 15.(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of , the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Re-entry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 16.(a)(ii). If Landlord elects to proceed under this Section 16.(a)(ii), it may at any time elect to terminate this Lease under Section 16.(a)(i).

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(iii) Notwithstanding anything to the contrary herein, Tenant shall not be deemed to have waived any requirements of Landlord to mitigate damages upon an Event of Default as required by law.

(b) Tenant’s Remedies.

(i) Notice and Cure. If Landlord should fail to perform or observe any covenant, term, provision or condition of this Lease and such default should continue beyond a period of ten (10) days as to a monetary default or thirty (30) days (or such longer period as is reasonably necessary to remedy such default, provided Landlord shall diligently pursue such remedy until such default is cured) as to a non-monetary default, after in each instance written notice thereof is given by Tenant to Landlord and Landlord’s Mortgagee, then, in any such event Tenant shall have the right (but no obligation) to cure the default, and Landlord shall reimburse Tenant for all reasonable sums expended in so curing said default. Tenant specifically agrees that Landlord’s Mortgagee may enter the Premises upon reasonable notice to Tenant to cure any such default and that the cure of any default by Landlord’s Mortgagee shall be deemed a cure by Landlord under this Lease.

(ii) Set-off. If Tenant obtains a judgment against Landlord or any assignee for any default by Landlord under this Lease and (i) Tenant provided Landlord’s Mortgagee notice and opportunity to cure as described in Section 16(b)(i) above, (ii) said judgment is final and all rights of appeal have been exercised or have expired, and (iii) such judgment remains unsatisfied upon thirty (30) days written notice thereof to Landlord’s Mortgagee, Tenant may set off such judgment against Rent.

PAYMENT; NON-WAIVER	17. (a) Payment. Upon any Event of Default by Tenant, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney's fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

(b) No Waiver. Acceptance or payment of Rent following any Event of Default shall not waive any rights regarding such Event of Default. No waiver by any party of any violation or breach of any of the terms contained herein shall waive any rights regarding any future violation of such term or violation of any other term.

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LANDLORD'S LIEN	18. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all equipment fixtures, furniture, improvements, and other personal property of Tenant now or hereafter situated on the Premises, and all proceeds therefrom (the "Collateral"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant five (5)days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 18, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Notwithstanding the foregoing, Landlord shall subordinate its landlord’s lien, upon such terms as are reasonably acceptable to Landlord, to any bona fide third party financing obtained by Tenant.

SURRENDER OF PREMISES	19. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, subject to Landlord’s obligation to maintain the Building, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys and/or access cards to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant may remove such additional items as Landlord may have agreed. Tenant shall repair all damage caused by removal of any items. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. Tenant upon surrender of the Premises shall be required to remove any above-ceiling telecommunication wiring installed for Tenant’s use in the Premises at Tenant’s expense. The provisions of this Section 19 shall survive the end of the Term.

HOLDING OVER	20. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) the then prevailing market rental rate for leases then being entered into for similar space in Comparable Buildings.

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CERTAIN RIGHTS RESERVED BY LANDLORD	21. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, and upon reasonable advance notice provided by Landlord to Tenant (except in case of emergency), Landlord shall have the following rights:

(a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities (Landlord shall use reasonable efforts to complete any work requiring the suspension of Building services and facilities during off-business hours when reasonably and commercially practicable to do so); and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b) to take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all items entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c) to change the name by which the Building is designated; and

(d) upon reasonable advance notice, to enter the Premises during Tenant’s regular business hours (or at any time when accompanied by a representative of Tenant) to show the Premises to prospective purchasers, lenders, or prospective tenants.

SUBSTITUTION SPACE	22. (a) From time to time during the Term, Landlord may substitute for the Premises other comparable space that has an area at least equal but not greater than 105% of that of the Premises and is located in the Building or in any Comparable Buildings owned or managed by Landlord or an affiliate of Landlord (the "Substitution Space");

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(b) If Landlord exercises such right by giving Tenant notice thereof ("Substitution Notice") at least 60 days before the effective date of such substitution, then (1) the description of the Premises shall be replaced by the description of the Substitution Space; and (2) all of the terms and conditions of this Lease shall apply to the Substitution Space. The effective date of such substitution (the "Substitution Effective Date") shall be the date specified in the Substitution Notice or, if Landlord is required to perform tenant finish work to the Substitution Space under Section 22.(c), then the date on which Landlord substantially completes such tenant finish work. If Landlord is delayed in performing the tenant finish work by Tenant's actions (either by Tenant's change in plans and specifications for such work or otherwise), then the Substitution Effective Date shall not be extended and Tenant shall pay Rent for the Substitution Space beginning on the date specified in the Substitution Notice;

(c) Tenant may either (i) accept possession of the Substitution Space in its "as is" condition as of the Substitution Effective Date or (ii) require Landlord to alter the Substitution Space in the same manner as the Premises were altered or were to be altered or (iii) Tenant may deliver written notice to Landlord of Tenant's election to terminate this Lease (“Tenant’s Termination Notice”) within ten (10) days after Landlord delivers notice to Tenant of the exercise of Landlord’s relocation right, in which case this Lease shall terminate on the fortieth (40th) day (the “Accelerated Termination Date”) after the date Tenant’s Termination Notice is delivered to Landlord. Time is of the essence with respect to Landlord’s and Tenant’s obligations under this Section. After the Accelerated Termination Date, Tenant shall no longer have any rights (including the right of possession) in the Premises, and Landlord and Tenant shall be released of all further obligations, covenants and agreements accruing under the Lease with respect to the Premises after the Accelerated Termination Date. Notwithstanding the foregoing, in no event shall Landlord or Tenant be released from any of its obligations, covenants and agreements relating to the Premises which accrue under the Lease prior to the Accelerated Termination Date including, without limitation, Tenant’s obligation to pay Rent with respect to the Premises for the period prior to the Accelerated Termination Date in accordance with the provisions of this Lease (including, without limitation, the obligation to pay Basic Rental, Excess, Tenant’s Proportionate Share of Electrical Costs and all additional rental due under the Lease with respect to such period), and Landlord’s obligation to refund to Tenant any overpayment of Rent (including Basic Rental, Excess, Tenant’s Proportionate Share of Electrical Costs and all additional rental due under the Lease) with respect to the Premises.

Tenant shall deliver to Landlord written notice of its election within ten (10) days after the Substitution Notice has been delivered to Tenant. If Tenant fails to timely deliver notice of its election or if an Event of Default then exists, then Tenant shall be deemed to have elected to accept possession of the Substitution Space in its "as is" condition. If Tenant timely elects to require Landlord to alter the Substitution Space, then (1) notwithstanding Section 22.(b), if the then unexpired balance of the Term is less than three years, then the Term shall be extended so that it continues for three years from the Substitution Effective Date, and (2) Tenant shall continue to occupy the Premises (upon all of the terms of this Lease) until the Substitution Effective Date;

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(d) Tenant shall move from the Premises into the Substitution Space and shall surrender possession of the Premises as provided in Section 19 by the Substitution Effective Date. If Tenant occupies the Premises after the Substitution Effective Date, then Tenant's occupancy of the Premises shall be a tenancy at will (and, without limiting all other rights and remedies available to Landlord, including instituting a forcible detainer suit), Tenant shall pay Basic Rental for the Premises as provided in Section 20 and all other Rent due therefor until such occupancy ends; such amounts shall be in addition to the Rent due for the Substitution Space; and

(e) If Landlord exercises its substitution right, then Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies and telephone equipment from the Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this relocation right. If the Substitution Space contains more square footage than the Premises, and if the Premises were carpeted, Landlord shall supply and install an equal amount of carpeting of the same or equivalent quality and color.

MISCELLANEOUS	23. (a) Landlord Transfer. Landlord may transfer, in whole or in part, the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease and such assignee assumes Landlord’s obligations hereunder, then Landlord shall thereby be released from any further obligations hereunder.

(b) Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable from the interest of Landlord in the Project (including any rents, profits, or other proceeds therefrom), and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

(c) Force Majeure. Other than for Tenant's monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

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(d) Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Billingsley Property Services, Inc. and Studley, Inc. whose commissions shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

(e) Estoppel Certificates. From time to time, either Landlord or Tenant shall furnish, within ten (10) business days after request therefor, a signed certificate confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

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(i) Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

(j) Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

(k) Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

(l) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(m) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(n) Exhibits. The following exhibits hereto are incorporated herein by this reference:

Exhibit A - Outline of Premises
Exhibit A-1 - Legal Description of the Land
Exhibit B - Building Rules and Regulations
Exhibit C - Operating Expenses
Exhibit D - Tenant Finish Work:  Allowance
Exhibit D-1 - Shell Construction
Exhibit E - Renewal Option
Exhibit F - Parking
Exhibit G - Janitorial Specifications
Exhibit H - Signage Criteria

(o) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

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(p) Past Due Rent. Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23.(p) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

(q) Representations and Warranties. Landlord and Tenant each represent and warrant that the person executing this Lease on its behalf is acting in his or her capacity as an officer or partner, as applicable, with due authorization and authority to bind Landlord or Tenant, as applicable, to this Lease. Landlord represents and warrants that it has good title to the Project so to fully and properly lease the Premises to Tenant as provided herein. Landlord represents and warrants that the Project conforms in all material respects to all applicable laws, ordinances, rules and regulations generally applicable to commercial office buildings in Plano, Texas, as of the date hereof. Further, Landlord represents and warrants that, to Landlord’s knowledge, the Project contains no hazardous substances as currently defined under applicable law, except those used in the operation of the Building and which are being used in compliance with applicable law. Other than any express warranties contained herein, neither Landlord nor Tenant make any implied warranties of any kind or nature, and the parties hereby waive any claims upon any such implied warranties.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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DATED as of the date first above written.

LANDLORD:

ARI – INTERNATIONAL BUSINESS PARK, LLC, ARI- IBP 1, LLC, ARI - IBP 2, LLC, ARI - IBP 3, LLC, ARI - IBP 4, LLC, ARI - IBP 5, LLC, ARI - IBP 6, LLC, ARI - IBP 7, LLC, ARI - IBP 8, LLC, ARI - IBP 9, LLC,ARI - IBP 11, LLC, ARI - IBP 12, LLC, each a Delaware limited liability company

By:	Billingsley Property Services, Inc., a Texas corporation as Agent

By:	/s/ Joel M. Overton, Jr.
Name: Joel M. Overton, Jr.
Title: Senior Vice President

TENANT:

REACHLOCAL, INCORPORATED, a Texas corporation

By:	/s/ Ross G. Landsbaum
Name: Ross G. Landsbaum
Title: CFO

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EXHIBIT A

OUTLINE OF THE PREMISES

A-1

EXHIBIT A-1
LEGAL DESCRIPTION OF THE LAND

A-2

EXHIBIT B

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Project and the appurtenances thereto:

1.           Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.           Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein.  Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.           No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.  No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises' interior walls) shall be driven or inserted in any part of the Building except by Building maintenance personnel.  No curtains or other window treatments shall be placed between the glass and any Building standard window treatments.

4.           Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

5.           Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent.  Landlord shall furnish to each tenant three keys to such tenant's leased premises free of charge, with additional keys provided at such tenant's cost, and no tenant shall make a duplicate thereof.  Security Building access cards shall be provided by Landlord to tenants after receipt of a $10.00 deposit per card.

6.           Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby, shall be conducted so not to unreasonably interfere with the use of the Building by Landlord and other tenants, and if reasonably required by Landlord, under its supervision and control.  Tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

7.           All damage to the Building caused by the installation, placement, or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.  No tenant shall be liable for any damage resulting solely from the weight of any items placed in the Building by such tenant provided such items do not, in the aggregate, exceed the building weight loads specified by Landlord.

8.           Corridor doors, when not in use, shall be kept closed.  Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.  No birds or animals other than animals assisting the disabled shall be brought into or kept in, on or about any tenant's leased premises.  No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

9.           Tenant shall cooperate with Landlord's employees in keeping the Building and its leased premises neat and clean.  Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

10.           To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

11.           Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

12.           No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance not approved in writing in advance by Landlord.

13.           Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

14.           In the event any vending machines are maintained in the Building for common use by all tenants, no vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, which consent shall not be unreasonably delayed, withheld or conditioned.  Any vending machines contained in any leased premises shall be for the sole use of the applicable tenant, its employees and guests.

15.           All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

16.           No smoking of any type is permitted in any portion of the Building, including any portion thereof leased by tenants.  Landlord shall designate smoking areas outside of the Building.

17.           No firearms or weapons of any type are permitted upon the Land or within the Project.

18.           While at the Project, Tenant, its employees, agents and guests shall behave in a manner consistent with that expected in a Class A office building located in North Dallas.

19.           Tenant shall notify Landlord before holding an event in a common area of the Project or serving alcohol.

20.           In order to maintain and operate the parking areas in an orderly manner, Landlord reserves the right to establish any reasonable system of parking monitoring, including the issuance of vehicle identification stickers, and all persons parking in the parking areas shall comply with such system.  Tenant and Tenant’s employees shall park their cars only in those portions of the parking areas that are from time to time designated for that purpose by Landlord.  Landlord shall have the right from time to time to relocate parking areas within the Project for use by Tenant.  Tenant shall furnish in writing the make, model, color and state automobile license number (automobile license numbers to be submitted on a yearly basis) assigned to Tenant’s cars within thirty (30) days after taking possession of the Premises and shall thereafter notify Landlord in writing of any changes within five (5) days.  In the event Tenant or its employees, agents or licensees fail to park their cars in the parking areas so designated from time to time by Landlord, then any requirements in the Lease regarding prior notice to Tenant or the expiration of any grace period, or both, shall not apply and Landlord at its option shall have the following right and option, but only after first placing one prior written notice of violation on vehicles that are parked in violation of these parking rules and regulations, to tow such vehicles away each at Tenant’s or the vehicle owner’s cost and expense.  Parking areas shall be used only for parking vehicles no longer than full-size passenger automobiles, SUV’s or ½ ton pick-up trucks.  The maintenance, washing, waxing or cleaning of vehicles in the parking structure or elsewhere in the Project is prohibited.  Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

21.           Tenant shall provide Landlord forty-eight (48) hour notice if it intends to operate any form of shuttle or bus service (whether on a recurring basis or for a one-time special event).  In order to maintain and operate the parking areas in an orderly manner and provide for the safety of the tenants, Landlord reserves the right to designate drop-off and pick-up locations and traffic flow patterns.

EXHIBIT C

OPERATING EXPENSES

1.           Tenant shall pay from time to time an amount (the “Excess”) calculated by multiplying (a) the amount by which the Basic Cost (defined below), divided by the Total Rentable Square Feet, exceeds 2010 actual Basic Costs (the “Expense Stop”), by (b) the Rentable Square Feet.  The Excess may be calculated and collected annually in arrears on a calendar year basis and, in such event, shall be due within thirty (30) days after Landlord furnishes to Tenant a written statement (the “Annual Operating Statement”) reflecting the Basic Cost for the calendar year (as may be adjusted as provided herein) and calculating the Excess, if any.  Said statement shall be furnished by April 1 immediately following the applicable calendar year, or as soon thereafter as practicable.  Alternatively, Excess may be estimated and collected monthly and then reconciled against Basic Costs at calendar year end.  In such event, Landlord shall make and notify Tenant of its good faith estimate of the Excess for the applicable calendar year (or part thereof), whereafter, Tenant shall pay to Landlord, in advance on the first day of each calendar month of such year (or part thereof), an amount equal to the estimated Excess divided by 12 (or such lesser number of months as applicable).  From time to time during any calendar year, Landlord may re-estimate the Excess for that calendar year and the monthly installments of Excess payable by Tenant shall be adjusted accordingly so that, by the end of the calendar year in question, Tenant shall have paid the full Excess as estimated by Landlord for such year.  The Basic Cost (other than the first year in which the Building is occupied) and Expense Stop shall be prorated for any portion of the Term which is less than a full calendar year.

2.           The term "Basic Cost" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project (including the associated parking facilities), determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

(a)           Wages and salaries of all employees engaged on-site in the Project in the operation, repair, replacement, maintenance, landscaping and security of the Project, including taxes, insurance and benefits relating thereto, such costs to be allocated based on the relative rentable square footage of the buildings directly managed by these personnel if they are providing services to multiple buildings;

(b)           All supplies and materials used in the operation, maintenance, landscaping, repair, replacement, and security of the Project;

(c)           Annual cost of all capital improvements made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project, as well as all capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements as determined in accordance with generally accepted federal income tax basis accounting principles consistently applied;

(d)           Cost of all utilities, other than the cost of utilities paid directly by Tenant or actually reimbursed to Landlord by Tenant or other Building tenants (including Tenant under Section 4 (b) of the Lease);

(e)           Cost of any insurance or insurance related expense applicable to the Project and Landlord's personal property used in connection therewith;

(f)           All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing  or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project (or its operation),  excluding, however, federal and state taxes on income (collectively, "Taxes") (and Landlord shall make reasonable and diligent efforts, as deemed necessary or appropriate in Landlord’s reasonable discretion, to contest property valuations and otherwise minimize Taxes which may include retaining a tax consultant to assist in determining the fair tax valuation of the Project and protesting any unfair valuations, with all associated costs being a Basic Cost).  Notwithstanding the above, if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Project, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

(g)           Cost of repairs, replacements, and general maintenance of the Project, other than replacement  of the roof, foundation and exterior walls of the Building;

(h)           Cost of service or maintenance contracts with independent contractors for the operation, maintenance, landscaping, repair, replacement, or security of the Project (including, without limitation, alarm service, window cleaning, and elevator maintenance);

(i)           A management fee, which may be paid to Landlord or any affiliates thereof, as a percentage of the gross scheduled rent of the Building;

(j)           Costs for landscaping and maintaining the medians within the Park, such costs to be allocated based on a fraction of which the numerator is the linear footage of frontage of the Project to International Parkway and the denominator which is the total linear footage of frontage in the Park bounded by the medians;

(k)           Security for the Project, such costs to be allocated to each building based on relative rentable square footage when multiple buildings are covered by one contract; and

(l)           A pro rata portion of the salary and benefits (including taxes and insurance) of the employees located off-site at Landlord’s corporate offices providing services to the Project, such costs to be allocated among all buildings managed by such employees based on rentable square footage.

Any Basic Cost incurred in connection with any work performed, or services provided, to or for the benefit of one or more of the buildings located in the office park of which the Project is a part and commonly referred to as the International Business Park shall be allocated between all such buildings, including the Building, on a per square foot of rentable area basis.

There are specifically excluded from the definition of the term "Basic Cost" costs (1) for capital improvements made to the Project, other than capital improvements described in Section 2.(c) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like;  (2) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant;  (3) for interest, amortization or other payments on loans to Landlord;  (4) for depreciation of the Building;  (5) for leasing commissions;  (6) for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes);  (7)  for renovating or otherwise improving space for occupants of the Building or vacant space in the Building;  (8) for correcting defects in the construction of the Building;  (9) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;  (10) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Project;  (11) repairs or replacements necessitated by Landlord’s gross negligence or willful misconduct; (12) amounts reimbursed to Landlord pursuant to any warranty or by any other tenant or third party; (13) reserves for future expenses;   (14) late charges or penalties incurred as a result of Landlord’s failure to pay any bills or charges when due; (15) general overhead of Landlord (not including any goods or services used or provided directly for the benefit of the Project); (16) amounts incurred to remediate any hazardous substances as defined by applicable environmental law unless caused in whole or in part by Tenant, its officers, employees, agents, contractors or customers; and (17) for rent or other payment due under any ground lease for any or all the Land.

3.           The Annual Operating Expense Statement shall include a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in Section 4 of this Exhibit.  If Tenant has paid estimated Excess and the Annual Operating Expense Statement reveals that Tenant paid more for Basic Cost than the actual Excess in the year for which such statement was prepared, then Landlord shall credit or reimburse Tenant for such excess within thirty (30) days after delivery of the Annual Operating Expense Statement; conversely, if Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within thirty (30) days after delivery of the Annual Operating Expense Statement.

4.
With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Variable Basic Costs (defined below) for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.  As used herein, “Variable Basic Costs” means any Basic Cost that is variable in correlation with the level of occupancy of the Building.

5.      Landlord shall maintain books and records reflecting the Basic Costs in accordance with sound accounting and management practices.  Within 120 days after the end of each calendar year, Landlord shall deliver to Tenant a statement of the Operating Costs, which shall include a computation of the Additional Rent.  Upon receipt of the statement of Operating Costs, Tenant, at its expense, shall have the right, upon one hundred thirty 30) days written notice to Landlord, to audit or cause to be audited the financial records for the Project (including, without limitation, Landlord’s paid tax receipts) for the period reflected in such statement.  Such audit must be completed during normal business hours in the property manager’s office or other location designated by Landlord and within one hundred eighty (180) days of Tenant’s receipt of such statement.  Landlord shall credit any overpayment determined by the final approved audit report against the next Basic Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination.  Likewise, Tenant shall pay Landlord any underpayment determined by the final approved audit report within thirty (30) days of determination.  The foregoing obligations shall survive the Expiration Date.

EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE

1.              Landlord shall finish out the Premises according to the Space Plan attached to this Exhibit D-2 (the “Space Plan”) and the Scope of Work attached as Exhibit D-3 (the “Scope of Work”), meaning that Landlord shall construct, at Landlord’s sole cost and expense, all of the improvements to the Premises shown or described on Exhibit D-2 and/or Exhibit D-3 (the “Initial Improvements”).  Notwithstanding anything herein to the contrary, all leasehold improvements in the Premises including existing leasehold improvements made prior to the execution of this Lease and Initial Improvements shall be constructed in good and workman like condition as of the Commencement Date of the Lease. The Initial Improvements shall include all items necessary to make the Premises be in compliance with all federal, state, county and municipals laws, ordinances, including but not limited to, the Americans with Disabilities Act, in effect as of the Commencement Date.  Landlord shall deliver the Premises to Tenant in good, vacant, broom clean condition, with all Building Systems in good working order.  Notwithstanding the foregoing to the contrary, the costs associated with the sidelights depicted on the Space Plan (including the installation thereof) shall be borne by Tenant.  Once the final costs of such sidelights has been determined, Landlord and Tenant shall enter into an amendment to this Lease whereby the amount of abated rent to which Tenant is entitled as set forth in the Basic Lease Information shall be reduced by an amount equal to the costs of such sidelights.

2.              Landlord shall diligently construct the Initial Improvements to the Premises in accordance with the Scope of Work and the Space Plan, and deliver possession of the Premises to Tenant upon completion of the Initial Improvements.  As used herein, the term “Tenant Delay” shall mean any actual delay in the Substantial Completion of the Initial Improvements specified in a written notice to Tenant delivered by Landlord within one (1) business day after the occurrence of such delay (a “Tenant Delay Notice”) due to (a) any change by Tenant to the Scope of Work, (b) any material specification by Tenant of materials or installations which were not included in the Scope of Work or the Space Plan and which, because of long lead-time requirements or shortage of supply/availability, will actually delay Substantial Completion of the Initial Improvements, (c) any other delay otherwise caused by Tenant or any Tenant Party being in possession of the Premises or not performing any express requirement of Tenant under the terms of this Lease after Landlord’s written request therefor or any interference by Tenant or any Tenant Party with Landlord’s or its contractor’s, subcontractor’s, employee’s or agent’s construction activities in connection with the Project.  For purposes of determining the Commencement Date, the Substantial Completion date shall be accelerated by one (1) day for each day of Tenant Delay specified in a Tenant Delay Notice.  As soon as the Initial Improvements have been substantially completed, subject to any remaining items which do not materially interfere with or prevent Tenant from occupying and using the Premises for the permitted uses (i.e., punch-list items), and a certificate of occupancy or its equivalent for the Premises has been obtained (“Substantial Completion”), Landlord shall notify Tenant in writing that the Premises are ready for occupancy.  Within ten (10) days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction.  Landlord shall use commercially reasonable efforts to complete such items within thirty (30) days after it receives such notice. Landlord shall allow changes to the Scope of Work and the Space Plan.  If Tenant requests any change to the Scope of Work or the Space Plan, Tenant shall submit a written change order to Landlord and Landlord shall promptly thereafter deliver to Tenant a written notice specifying all additional costs in designing and constructing the Initial Improvements as a result of such change order (taking into account any cost savings attributable to such change order or prior change orders) and Tenant shall either pay to Landlord such specified additional costs or revoke such change order.

3.             Subject to the terms and conditions of this Paragraph 3, Tenant shall have the non-exclusive right to enter the Premises and the Property during the two (2) weeks preceding the anticipated Commencement Date, for the sole purpose of installing computer systems and telephone equipment.  All such work will comply with all governmental rules and regulations, and will be coordinated with Landlord and Landlord’s contractor.  Prior to any such entry Tenant shall deliver to Landlord evidence that the insurance required under Section 10 of the Lease has been obtained.  Any such early entry by Tenant shall be on the terms of the Lease, but no Rent shall accrue until the Commencement Date occurs.  All such activities conducted by Tenant or any other Tenant Party and any such system, improvements or equipment so installed by Tenant or any Tenant Party, shall be at Tenant’s sole risk and expense and Landlord shall have no liability therefor. Tenant shall conduct its activities in the Premises so as not to interfere with Landlord's construction activities, and in the event Tenant or any Tenant Party, interferes with Landlord's construction activities any delay resulting therefrom shall constitute a "Tenant Delay".

4.             Tenant shall have the benefit of all warranties (full assigned as necessary) with respect to the Premises and the Initial Improvements.

5.             Landlord shall provide an “open book” accounting policy with respect to the cost of the Initial Improvements and in connection with any requested changes to the Space Plan or the Scope of Work so that Tenant may review the costs of such Initial Improvements and substantiate the application of the Change Order Allowance and Landlord’s determination of the aggregate cost of any change order requested by Tenant.

6.             As part of the construction services provided by Landlord hereunder, the Landlord will, at no cost to Tenant, (i) contract with the selected general contractor, (ii) manage the construction of the Initial Improvements, (iii) act as liaison between Tenant, the general contractor and the designer, and (iv) coordinate the relationship between the construction of the Initial Improvements, the Building, and the Building Systems.

EXHIBIT D-1

SHELL CONSTRUCTION

Building Structure:

Structural System	Steel columns, beams & joists
First Floor Construction	4" slab on grade over 2' select fill; 3,000 psi
Second Floor Construction	3" concrete on metal deck over bar joists
Roof Construction	3-ply built up asphalt, over R-19 insulation on metal deck over bar joists
Design Loads (Corridors)	100 lb/sf live load
Design Loads (Office Areas and Mezzanine)	50 lb/sf live load + 20 lb/sf partitions
Typical Structural Bay	30'x30'
Building Exterior	8" thick concrete tilt-wall panels; 5/8" drywall taped;
3-5/8" studs & R-13 batt insulation
Windows	10'x10' typical openings, vision glass from 30" AFF to 10' AFF/spandrel above
Window Frames	4-1/2" deep frames, flush front glazed, Kynar finished
Window Coverings	1" Horizontal Blinds
Curtain Wall	8" deep frames, front glazed, Kynar finished
Glass	1" insulating glass, evergreen, w/16% reflective stainless steel coating
Floor-to-Floor Height	15'
Ceiling Height	10'
Elevator Size & Capacity	Hydraulic, 5'8"x 8'5", 5,000 lb. capacity
Exit Stair Floors	Carpet
Exit Stair Walls & Ceilings	Painted Drywall
Ceiling System	Beveled tegular edge grid stacked on floor, USG Eclipse tile, white, stacked
Lobby Floor	Stone Tile
Lobby Walls & Ceiling	Painted Drywall, panelized with reveals
Lobby Stair	Painted Steel, with maple and cherry veneer screen panels
Lobby Stair Carpet	Carpet Runner
Corridor	Floor Carpet
Corridor Walls	Vinyl Wall Covering & Cove Base @ corridor side only
Corridor Ceiling	2x4 Lay-in, including light fixtures, HVAC & life safety devices
Toilet Rooms/Fixtures (Mens-North)	2; each with 2 toilets (1 HC), 2 urinals, 2 lavatories
Toilet Rooms/Fixtures (Mens-South)	2; each with 2 toilets (1 HC), 2 urinals, 2 lavatories
Toilet Rooms/Fixtures (Womens-North)	2; each with 4 toilets (1 HC), 3 lavatories
Toilet Rooms/Fixtures (Womens-South)	2; each with 5 toilets (1 HC), 3 lavatories
Toilet Room Floors	Stone Tile
Toilet Room Walls	Ceramic Tile on wet walls; Vinyl Wall Covering elsewhere
Toilet Room Countertops	Granite at lavatories, Plastic Laminate elsewhere
Toilet Partitions	Plastic Laminate
Janitor’s Closets	4
Drinking Fountains	8 (4 HC)

Building Mechanical Systems:

HVAC	3; 130 ton Packaged Rooftop Units supplying Variable Air Volume
Distribution	Medium pressure ductwork in place
Terminal Units	Provided at common areas only
Control System	Stand-Alone Electrical
Diffusers	Provided at common areas only

Building Fire Protection / Life Safety:

Sprinklers	Fully Sprinklered Throughout, w/heads turned up
Head Spacing	Complies with NFPA 13
Fire Alarm System	Intelligent Addressable w/capacity for tenant connections at each floor
Alarm Devices	Visual/Audible Strobes in all common areas

Building Electrical System:

Electrical Service	TU Pad Mount transformer, 277/480 Volt 3-phase, 2000A
Electrical Design (Total)	14 Watts/sf
Electrical Design (Lighting & Power)	8 Watts/sf
Panels Provided (High Voltage)	1 @ 277/480 Volt energized panel for each building quadrant
Panels Provided (Low Voltage)	1 @ 120 Volt energized panel for each building quadrant
Panel Sizes Provided	High Voltage 400A, Low Voltage 225 A fed by a 45KVA transformer (each panel)
Building Standard Lighting	3-Lamp 18-Cell Parabolic Fluorescent, stacked on floor for lay-in ceiling
(initial lamps included)
Fixture Ratio	1 Fixture / 100 rsf
Accent Lighting at Lobby	Compact Fluorescent Downlights
Parking Area Lighting	Metal Halide pole-mount, with Architectural enclosures
Entry Plaza Lighting	Metal Halide Bollards, at both main entrances

Unless a particular specification is stated herein or in the Lease, all construction and finish items shall be of a type determined by Landlord as standard for the Building.

EXHIBIT D-2

SPACE PLAN

ELECT
EL

REACH LOCAL
SPACE STUDY #2

SUITE 1200
7,294 RSF

6504 International Parkway
Plano, Texas 75093

▮ = Building standard sidelights to match existing sidelights at Tenant's space at 6400 International.

NOTE: ROOM SIZES ARE ROUNDED TO NOMINAL DIMENSIONS

Key Plan 1st Floor

12-04-09

6504 INTERNATIONAL PARKWAY

BILLINGSLEY COMPANY

FOR LEASING INFORMATION CONTACT:
TREVOR FRANKE: 214.572.3107
tfranke@pelotonrealty.com

 Exhibit 10.37

EXHIBIT D-3
SCOPE OF WORK

Flooring

- Install new carpet throughout suite. Allowance not to exceed $18.00 sy installed. Color and style to be determined.
- Break Room – Standard Excelon Stonetex 12"x12" VCT, with 4" high rubber cove base

Specialties

- Framed glass wall at Conference room

Millwork

- New Upper and Lower Plastic Laminate cabinets at break room.

Blinds

- Modify/Replace/Repair as needed due to new construction.

Fire Protection

Plumbing- Kitchen Equipment

- All Appliances by Tenant.

HVAC

Electrical

EXHIBIT E

RENEWAL OPTION

1.           Provided no Event of Default exists and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of three (3) years on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than nine (9) months before the expiration of the initial Term.  On or before the expiration of the initial Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(a)           The Basic Rental payable for each month during each such extended Term shall be as provided below;

(b)           Tenant shall have no further renewal options unless expressly granted by Landlord in writing;  and

(c)           Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

2.           Basic Rental during the extended Term shall be equal to the then prevailing market rate for leases then being renewed or for new leases of second generation space then being entered into of equivalent quality, size, utility and location in Comparable Buildings, with the length of the extended Term, the credit standing of the Tenant, and any tenant inducements (e.g., tenant improvement allowance) taken into account.

3.           Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of the Premises is terminated, (b) Tenant wrongfully assigns any of its interest in this Lease or wrongfully sublets any portion of the Premises, or (c) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

E-1

EXHIBIT F

PARKING

Landlord shall provide and Tenant shall be permitted the non-exclusive use of one parking space for every 250 square feet of Rentable Square Feet during the initial Term at no cost.  Such parking shall be located in the parking area associated with the Project (the "Parking Area") and shall be unassigned.

F-1

EXHIBIT G

JANITORIAL SPECIFICATIONS

1.             JANITORIAL SERVICE SPECIFICATIONS FOR TENANT SUITES, COMMON AREAS ON TENANT-OCCUPIED FLOORS AND TENANT COMPUTER ROOMS.

Services listed below shall be provided in a manner that is consistent with the operation of Comparable Buildings.

A.	Nightly Services

i.	All surface areas, desks, file cabinets, counter tops, book shelves, credenzas, computer screens and other equipment will be dusted. Desk tops will be wiped down but no papers will be moved.
ii.	All glass top desks, glass doors, partitions, light switches and walls will be spot cleaned to remove smudges and fingerprints.
iii.	All carpeted areas will be vacuumed. All hard surface floors will be swept with a dust mop then damp mopped.
iv.	All trash receptacles and ash urns (exterior) will be emptied and cleaned. Liners will be changed whenever necessary. Trash/recycle will be taken to the designated areas for trash removal.
v.	All stairwells will be vacuumed and swept as well as dusted.
vi.	The elevator will be vacuumed and fingerprints removed from wall surfaces.
vii.
All kitchen countertops, tables and cupboard doors in break rooms will be cleaned and disinfected.  Hand prints and smudges will be removed from the exterior of the refrigerator as well as any other appliances. Sinks and other chrome areas will be cleaned and polished.

viii.	All fixtures and appliances in the restrooms will be cleaned and sanitized. All chrome and mirrors will be cleaned and polished.
ix.	All commodes and urinals will be cleaned with a germicidal disinfectant. The use of an emulsion bowl cleaner will be used whenever necessary.
x.	Restroom floors will be cleaned using a germicidal disinfectant.

B.	Weekly Services
i.	All pictures and door frames will be dusted.
ii.
Partitions and walls in the restrooms will be completely wiped down with a germicidal disinfectant, unless needed more frequently (in which event, any costs associated with such additional service shall be at Tenant's sole cost and expense).

iii.	All VCT floors will be buffed and carpets will be spot cleaned where needed.

C.	Monthly Services
i.	All mini-blinds and A/C vents will be dusted.
ii.	Sanitize all telephones.
iii.	Clean entire interior glass partitions and doors.
iv.	All VCT floors will be waxed (more often as necessary) and baseboards polished.

D.	Annual/Biannual Services
i.	The interior of all exterior windows will be cleaned at least once per year, and the exterior of all exterior windows will be cleaned at least twice per year.

G-1

EXHIBIT H

SIGNAGE CRITERIA

SIGN CRITERIA

General: The purpose of these sign criteria is to create a graphic environment that expresses a distinctive identity for the Tenant in a way that is compatible with other signs on this and future buildings.  Graphics should project quality, professionalism and a positive business image.  Lettering shall be well proportioned and its proper spacing and legibility are important considerations.  The names, logos or decals of manufacturers or installers shall not be visible except for information (if any) required by governing authorities.

Rights to Signage and Location: Each tenant may have identification on the building directory, corridor mounted sign provided by the Landlord indicating the tenant’s name and suite number and other tenant signage including tenant logos and trade marks installed on the tenant’s glass door or sidelight, subject to the prior approval of the Landlord and installed at tenant’s expense.  Requests for additional tenant identification or non-standard signage will be reviewed by the Landlord.  The Landlord reserves the right to reject requests for additional or non-standard tenant signage without qualification.

Exterior building-mounted and site monument-mounted space is reserved for the three largest tenants as identified in each lease agreement.  Location rights for signage on the building and ground-mounted monuments will be determined by the Landlord based on lease size.  Sign locations facing International Parkway and placement of graphics on monument signs will be reserved for tenants leasing larger spaces.

Signage Requirements: The following requirements apply to the design of your sign; however, in all cases, written approval must be obtained from the Landlord prior to the manufacture or installation of any signage.  The Landlord reserves the sole right to make all determinations concerning interpretation of this sign policy.

Written approval by the Landlord and conformance with these criteria does not imply conformance with any applicable sign ordinances.  The signage subcontractor is responsible for verifying with local authorities to ensure compliance with all applicable codes and ordinances.  All permits and approvals are to be forwarded to the Landlord prior to sign fabrication.

Prior to awarding a contract for fabrication and installation, the Tenant is required to submit three (3) sets of drawings for final review and approval to:

Billingsley Development Corporation
4100 International Parkway
Suite 1100
Carrollton, Texas 75007

Specific submittal requirements appear under each signage type.

Disallowed Signage:  The following signage is not allowed:
1           Secondary entry signs.
2           Roof signs or box signs.
3           Cloth signs.
4           Exposed seam tubing.
5           Animated or moving components.
6           Intermittent or flashing illumination.
7           Iridescent painted signs.
8           Letters mounted or painted on illuminated panels.
9           Signs or letters painted directly on any surface except as herein provided.
10         Temporary Signage.

B           Sign Type Specifications

Site Monument Signs: Subject to the terms and conditions of the Lease and as stipulated in this section, monument signs shall conform to Exhibit M and the following criteria:

Submittal to Landlord: Tenant submittals shall include an elevation of the monument sign, drawn to a minimum scale of 1/4" = 1'-0".  Drawing shall indicate the type, color and thickness of materials, finish and mounting.  Tenant’s sign contractor shall first visit the site to verify existing conditions prior to preparation of submittal.

Signage Design: At single-tenant buildings, signs shall be ten inch (10") high metal letters with black baked-on gloss finish, in Universe 67 font.  At multi-tenant buildings, signs shall be 6" high metal letters with black baked-on gloss finish, in Universe 67 font.  All letters shall be upper case.  Logos in addition to signage must be approved in advance by the Landlord.

Exterior Building Mounted Signage: Subject to the terms and conditions of the Lease and as stipulated in this section, building mounted signage shall conform to Exhibit N and the following criteria:

Submittal to Landlord: Tenant submittals shall include an elevation of the affected building facade and proposed sign, drawn to a minimum scale of 1/4" = 1'-0".  Drawings must include a cross-section showing electrical connections and proposed methods of attachment to building.  Drawing shall indicate the type, color, thickness and type of materials, finish used on return and type of illumination.  Tenant’s sign contractor shall visit the site to verify existing conditions prior to preparation of shop drawings and to obtain information needed to prepare these submittals.

Signage Design: Any letter style (block or script) may be used, subject to approval of the Landlord.  Upper and lower case letters are permitted.  Landlord will have final review over height increases for script letters.  Proposed logos in addition to signage must be approved by the Landlord.  Logos must be in proportion to the height of parapet and lettering and in same color as signage.  Box type signs are not permitted.

Sign Construction: Exterior building mounted signs shall be internally illuminated acrylic faced individual letters mechanically attached to the non-glass portion of the building face.  Letters shall appear black when not illuminated, white when illuminated.  Letters shall be constructed of 1/8” thick Rohm & Haas Plexiglass (color #3063) faces with minimum .063 gauge aluminum returns and minimum .080 gauge aluminum backs.  Aluminum joints are to be fully welded.  Mechanical joining is not allowed.  No armor plate or wood may be used in the manufactured returns.  Returns are to be painted flat black.  The trim cap is to be one inch (1") flat black “Jewel Lite.”

Signage Size/Length/Area: Height of letters shall not exceed thirty inches (30").  Multiple rows of lettering are not to exceed thirty inches (30") in height including spaces between rows.  The minimum letter size is twelve inches (12").  The individual letter depth is six inches (6") minimum, or as required to diffuse neon stroke for uniform appearance.  The maximum allowable signage length and area will be determined by the Landlord.

Illumination and Wiring: All signs must be UL labeled and be installed according to all applicable codes and the National Electrical Code.  Lamps shall be 15mm and 30mm, 6500 degree white neon tubing.  Quantity and placement of neon shall be adequate to provide uniform lighting across the entire width and length of each letter.  Transformers and secondary wiring are to be concealed behind parapets or within the ceiling plenum.  Electrical power shall be brought to the required location at Tenant’s sole expense.  Conduit, wiring and similar components shall not be visible from the ground.  Final electrical connection of sign to transformer box must be performed by a licensed electrician approved by Landlord.  Timer controls for all signs are to be set per Landlord requirements.

Signage Installation: Letters are to be located on the building as determined by the Landlord.  Attachment of the sign is to be made using non-corrosive mechanical fasteners into nominal 8” thick reinforced concrete tilt-wall panels.  Tenant will be responsible for all damage to the building incurred during sign installation or removal.  Upon removal of the sign, the Tenant will be responsible for repair and refinishing of all affected building surfaces.

Interior Signs: Interior signs identifying fixed building elements, suite numbers and a building directory identifying tenant names and suite numbers will be provided by the Landlord. Tenant Identification signs (Tenant name, logo) for suite entries are to be provided by each tenant.  Sign size and location shall comply with all local codes and ordinances, as well as ADA/TAS.  Shell Building Interior signage comprises:

1	Building directory (lobby)
2	Tenant suite number identification
3	Stair identification
4	Restroom identification
5	Mechanical spaces
6	Emergency egress directions

Tenant signs within the lease space are allowed, and will be provided by tenant.  Size, color and configuration shall be compatible with the building standard graphics.  Content of the signs shall be at the tenant’s option subject to approval by the Landlord.

Interior Signage Design and Construction:

Building Directory comprises a 24” X 30” thermoplastic plate with raised Universe 65 text.  Tenant name and suite numbers are silk-screened onto thermoplastic plate.

Tenant Suite Identification signs are 6” x 6” thermoplastic plate, with a coated background, and black faced raised text.  Text is Universe 65.  Braille characters are raised and coated to match the sign color.

Stair, Restroom, Mechanical and Emergency Egress Identification signs are 4” x 6” thick thermoplastic plate, and black faced raised text.  Text is Universe 65.  Braille characters are raised magnesium.  Raised black pictograms are provided for Men’s Room, Women’s Room, and Stairs.

Tenant Identification Signage: Tenant Identification signs may be of any letter style or design, provided they are sized and located according to the following requirements.

Submittal to Landlord: Submittals for Tenant Identification shall include a dimensioned elevation of the sign and the affected surrounding architectural elements (doors, glass etc.) drawn to a minimum 1/4" = 1'-0" scale.  Drawing shall indicate the type, color and thickness of sign materials and the proposed mounting method.  Tenant shall submit a sample of all sign materials in the finishes and colors specified on the drawings.  All such signs shall be mounted on glass doors or glass sidelights.  Sign submittals shall include samples of the glass if other than clear glass.  Tenant’s sign contractor shall visit the site to verify existing conditions prior to preparation of shop drawings.

Signage Design and Construction: Signs may be text or graphic designs or a combination of both, subject to the size and placement requirements outlined below.  Signs may be of any building standard sign material and color or other materials and colors subject to written approval from the Landlord.  Signs may not be constructed of wood or any combustible material.  Signs located on glass, is restricted to painted, vinyl or screened lettering or graphics placed on the tenant side of the glass, and not projecting more than 1/32” from the glass surface.  Illuminated Tenant Identification signage is prohibited.

Signage Size: No Tenant Identification sign may exceed twenty-four inches (24”) high maximum, forty-eight inches (48”) wide maximum and four (4) square feet in area, as defined by a rectangle surrounding a regularly shaped sign, or as defined in the case of an irregularly shaped sign by a rectilinear perimeter of not more than eight (8) straight lines enclosing the extreme limits of any figure or character.

Signage Placement: Tenant Identification signage is restricted to the following two locations:

1	Glass on tenant door (all tenant doors are to be glass)

2	Glass on tenant entry sidelight (all tenant entries are to include glass sidelight – space permitting.

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made and entered into as of June 7, 2010 (the “Effective Date”), by and between ARI-INTERNATIONAL BUSINESS PARK, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 5, LLC, ARI-IBP 6, LLC, ARI-IBP 7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC and ARI-IBP 12, LLC, each a Delaware limited liability company (“Landlord”) acting by and through Billingsley Property Services, Inc., as agent for Landlord, and REACHLOCAL, INCORPORATED, a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated February 2, 2010 (the “Original Lease”), with respect to certain office space more particularly described therein (the “Original Premises”) known as Suite 1200 of the office building (the “Building”) whose street address is 6504 International Parkway, Plano, Texas 75093; and

WHEREAS, Landlord and Tenant now desire to amend the Lease to, among other things, expand the Premises under the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1.	Defined Terms. The capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in the Lease.

2.
Expansion Premises.  Commencing on September 1, 2010 (the “Expansion Date”), the Premises shall be automatically expanded to include approximately ten thousand eight hundred twenty (10,820) square feet of rentable area known as Suite 1000 of the Building, as shown on Exhibit A attached hereto and made a part hereof (the “Expansion Premises”).  As of the Expansion Date, the total square feet of rentable area in the Premises shall be approximately eighteen thousand one hundred fourteen (18,114) square feet.

The Expansion Premises shall be added to and become part of the Premises on the Expansion Date for all purposes of the Lease without any further action on behalf of Landlord or Tenant and shall be subject to all of the terms and conditions of the Lease applicable to the Premises, including, without limitation, Tenant’s obligation to pay Basic Rental, Tenant’s share of Electrical Costs, Excess (if any), and all other sums that Tenant may owe to Landlord in accordance with the Lease, subject to the modifications contained in this First Amendment.

FIRST AMENDMENT TO LEASE AGREEMENT	Page 1

3.
Lease Term for the Expansion Premises.  The lease term for the Expansion Premises shall commence upon the Expansion Date and shall expire as to the Expansion Premises on the date upon which the Lease expires as to the Original Premises (January 31, 2014).

4.
Condition of the Expansion Premises.  Tenant has made a complete examination and inspection of the Expansion Premises and accepts the same in its current condition, as-is, without recourse to Landlord, and Landlord shall have no obligation to complete any improvements to the Expansion Premises, or pay any allowances or costs applicable thereto, except for those items specifically listed on Exhibit B attached hereto and made a part hereof.  ADDITIONALLY, LANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE EXPANSION PREMISES.  ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

5.	Basic Rent. Commencing on the Expansion Date, the Basic Rental for the entire Premises shall be the following amounts for the following periods of time:

Dates	Annual Rate per Rentable Square Feet	Basic Monthly Rental
Commencement Date - 12/31/11	$17.50	$26,416.25
1/1/12 - 12/31/12	$18.00	$27,171.00
1/1/13 - 12/31/13	$18.50	$27,925.75
1/1/14 - 1/31/14	$19.00	$28,680.50

As provided in the Basic Rental provision in the Basic Lease Information of the Lease, Basic Rental shall be conditionally abated for the entire Premises until December 31, 2010.

6.
Tenant’s Proportionate Share.  As of the Expansion Date, the definition of “Tenant’s Proportionate Share” in the Basic Lease Information of the Lease shall be amended to replace the reference to “6.8595%” with “17.0350%”.

FIRST AMENDMENT TO LEASE AGREEMENT	Page 2

7.
Furniture.  Landlord hereby conveys to Tenant, and Tenant hereby accepts from Landlord, the furniture in the Premises belonging to Landlord and more particularly described on Exhibit C attached hereto and made a part hereof (the "Furniture") for a purchase price of One and No/100 Dollar ($1.00).

TENANT UNDERSTANDS AND AGREES THAT THE FURNITURE IS BEING SOLD AND CONVEYED "AS IS", "WHERE IS", "WITH ALL FAULTS" THAT MAY EXIST AS OF THE EFFECTIVE DATE, AND WITH ANY AND ALL LATENT AND PATENT DEFECTS.  LANDLORD SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE WITH RESPECT TO THE FURNITURE AND TENANT HEREBY EXPRESSLY WAIVES ANY IMPLIED COVENANTS, WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER WITH RESPECT TO THE FURNITURE, ITS CONDITION IN COMPLIANCE WITH LAWS, INCOME TO BE DERIVED THERE FROM, OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, THE OBLIGATIONS, RESPONSIBILITIES OR LIABILITIES RELATING TO THE FURNITURE, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE FURNITURE.

8.
Brokerage Commissions.  Except for the commission payable to Peloton Real Estate Partners and Studley, Inc. (collectively, the "Brokers"), which commission is governed by separate agreement by and between Landlord and each Broker, Tenant hereby warrants and represents that it has not dealt with any other brokers or intermediaries entitled to any compensation in connection with this First Amendment.  Except for Brokers, Landlord hereby warrants and represents to Tenant that it has not dealt with any brokers or intermediaries entitled to any compensation in connection with this First Amendment.  Each party hereby indemnifies the other party against any and all liabilities, costs and expenses resulting from a breach by the indemnifying party of the foregoing representation.  The obligations set forth in this Paragraph 8 shall survive any termination of the Lease.

9.
Conflict.  In the event any of the terms of the Lease conflict with the terms of this First Amendment, the terms of this First Amendment shall control.  Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect, and Landlord and Tenant hereby ratify and confirm the Lease as amended hereby.  The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

10.
Counterparts.  This First Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.

FIRST AMENDMENT TO LEASE AGREEMENT	Page 3

EXECUTED on the Effective Date set forth above.

LANDLORD:

ARI-INTERNATIONAL BUSINESS PARK, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 5, LLC, ARI-IBP 6, LLC, ARI-IBP-7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC, ARI-IBP 12, LLC,

each a Delaware limited liability company

By:	Billingsley Property Services, Inc.,
a Texas corporation,
as Agent

By:	/s/ Joel M. Overton, Jr.
Name:	Joel M. Overton, Jr.
Title:	Senior Vice President

TENANT:

REACHLOCAL, INCORPORATED,
a Delaware corporation

By:	/s/ Ross G. Landsbaum
Name:	Ross G. Landsbaum
Title:	CFO

SIGNATURE PAGE TO FIRST AMENDMENT	Page 4

EXHIBIT A

The Expansion Premises

EXHIBIT A, The Expansion Premises (Solo Page)

EXHIBIT B

Landlord’s Work

Reach Local
6504 International Parkway, Suite 1000
Pricing/Construction Scope of Work
5/10/10
Page of 4

Project Scope

❑	10,820 rsf of renovated office interior construction
❑	Modify existing HVAC system.
❑
Existing tenants in adjacent spaces (beside and below). Normal working hours 7 AM to 7 PM (M-F) except for noisy work which must be performed after hours. Overtime weekday and weekends as required to meet schedule, but are not anticipated.

❑	All permits by GC
❑	Asbestos survey and Energy compliance for permit by Tenant
❑	Substantial completion September 1,2010.
❑	Keying by A-1 Locksmiths under GC contract
❑	HVAC Test and Balance and Testing under GC Contract

Demolition

❑	Demo and modify all existing interior walls and millwork and remove to accommodate new construction room F. See attached as built for demo walls.
❑	Remove built in reception desk at room A.
❑	Demo telephone carrels room D.
❑	Demo 2 front conference rooms and movable panel wall room C.
❑	Demo west wall millwork in room B
❑	Remove 2 doors into kitchen from room E.
❑	Demo east wall covering at window wall.

Drywall/Acoustical

❑	New Drywall Interior Partition – 10’-0” height, 2 1/2“x22 ga stl studs @ 24” o.c. w/ 5/8” gypsum board each side as shown on plan.
❑	Add wall patch at existing window between room A & B.
❑	Patch and Repair existing ceiling due to demolition and new construction room F and C.
❑	New construction at Room F to include new IT room with 4x8 backboard.

EXHIBIT B, Landlord’s Work	Page B-1

Reach Local
6504 International Parkway, Suite 1000
Pricing/Construction Scope of Work
5/10/10

Doors/Frames/Hardware

❑	New Herculite door and sidelight with Transom at front entry.

Card Key Security

❑	By Tenant.

Paint & Wallcovering

❑	All new walls are light texture and standard eggshell finish paint. Color TBD.

Flooring

❑	Install new carpet to match existing at affected areas. Room F to receive carpet to match existing in room C. Allowance not to exceed $20.00 sy installed. Color and style to be determined.

Specialties

❑	Relocate electric screen and switch from east wall to west wall.

Millwork

❑	Existing to remain, ensure doors and drawers are all operational in current condition.

Blinds

❑	Modify/Replace/Repair as needed due to new construction.

Fire Protection

❑	Modify and add building fire sprinkler drops to accommodate the lease plan.
❑	Remove any unnecessary smoke detectors in suite

EXHIBIT B, Landlord’s Work	Page B-2

Reach Local
6504 International Parkway, Suite 1000
Pricing/Construction Scope of Work
5/10/10

Plumbing- Kitchen Equipment

❑	All Appliances by Tenant.

HVAC

❑	Modify existing HVAC system. Relocate T stats as needed due to new construction.
❑	HVAC requirements TBD for IT room.

Electrical

❑	Provide and install new fluorescent light fixtures as needed due to new office construction at Room F.
❑	Place all light fixture control for lights within new demised space on switches within the space.
❑	New Server/Data: electrical needs TBD.
❑	Approx 80 cubicle carrels, Approx 12 connections wall connections for systems furniture. Whips and cubicles provided by Tenant, connection to floor/column/wall connections and furniture by GC.
❑	Approx 12 each column/wall connections for data runs to server room from systems furniture

Life Safety/Fire Alarm

❑	Smoke detectors furnished and installed per building code requirements. Access control devices connected to building fire alarm system per building code requirements.

EXHIBIT B, Landlord’s Work	Page B-3

Reach Local
6504 International Parkway, Suite 1000
Pricing/Construction Scope of Work
5/10/10

Miscellaneous, Adds and Exclusions
1)	Data and communications wiring, terminating devices, equipment, labor and installation is by others.
2)	Architectural and Engineered plans, associated plan reviews, ADA reviews, asbestos reviews are not included in this scope.
3)	Appliances in addition to Owner provided in As-is condition to be provided by Tenant.
4)	Specifications for doors and hardware:
Door Frames:                           RACO “Classic Prestige”, or Alumax “Falcon”, or Wilson Partitions “Projected Profile”. Clear aluminum.

Doors:                                3-0 x 9-0 x 1 ¾” Five-Ply solid core, flush slab

Stained veneer, slip matched, stained finish to match existing.

Mortise Sets:                      Sargent 8100 Series, LNH Lever Trim

US26, Polished Chrome

Key:                      Yale GC keyway

Hinges:                      Hager, McKinney, or Stanley

4 ½” x 4 ½”, 5-Knuckle, non-removable pin at corridors

4 ½” x 4 ½”, 5-Knuckle, non-rising pin at corridors

US26, Polished Chrome

Closer:                      Yale to match existing

Stops:           Floor mounted stops in polished or satin stainless steel.

EXHIBIT B, Landlord’s Work	Page B-4

EXHIBIT C

Furniture

STORAGE 102
TECH CLOSET 103
TRAINING AREA 101
ALIGN
AX
OFFICE 104
OFFICE 105
NIC
NIC
NIC
CONFERENCE AREA 108
SYMBOL
DESCRIPTION
EXISTING CONSTRUCTION TO REMAIN
TRANSITION
INDICATES EXISTING TO REMAIN
NOTE REFERENCE
ALL SYMBOLS NOT NECESSARILY USED

02 CONSTRUCTION PLAN

SCALE: 1/8" = 1'-0"

EXHIBIT C, Furniture	Page C-1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made and entered into as of March 23, 2011 (the “Effective Date”), by and between ARI-INTERNATIONAL BUSINESS PARK, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 5, LLC, ARI-IBP 6, LLC, ARI-IBP 7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC and ARI-IBP 12, LLC, each a Delaware limited liability company (“Landlord”) acting by and through Billingsley Property Services, Inc., as agent for Landlord, and REACHLOCAL, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated February 2, 2010 (the “Original Lease”), with respect to certain office space more particularly described therein (the “Original Premises”) known as Suite 1200 of the office building (the “Building”) whose street address is 6504 International Parkway, Plano, Texas 75093; and

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated June 7, 2010 (the “First Amendment”; the Original Lease, as amended by the First Amendment is referred to herein as the “Lease”) wherein the Tenant expanded its leased premises to include Suite 1000 of the Building, consisting of approximately 10,820 square feet of rentable area (the “First Expansion Premises”), thereby bringing the Total Rentable Square Feet in the Premises to 18,114;

WHEREAS, Landlord and Tenant now desire to amend the Lease to, among other things, again expand the Premises under the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1.           Defined Terms.  The capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in the Lease.

2.           Expansion Premises.  Commencing on the Second Expansion Date (defined below), the Premises shall be automatically expanded to include approximately 16,284 square feet of rentable area known as Suite 2100 of the Building, as shown on Exhibit A attached hereto and made a part hereof (the “Second Expansion Premises”).  As of the Second Expansion Date, the Total Rentable Square Feet in the Premises shall be approximately 34,398 square feet.  The Second Expansion Premises shall be added to and become part of the Premises on the Second Expansion Date for all purposes of the Lease without any further action on behalf of Landlord or Tenant and shall be subject to all of the terms and conditions of the Lease applicable to the Premises, including, without limitation, Tenant’s obligation to pay Basic Rental, Tenant’s share of Electrical Costs, Excess (if any), and all other sums that Tenant may owe to Landlord in accordance with the Lease, subject to the modifications contained in this Second Amendment.

SECOND AMENDMENT TO LEASE AGREEMENT	Page 1

3.           Second Expansion Date.  As used herein, the term “Second Expansion Date” means the earliest of (a) the date on which Tenant occupies any portion of the Second Expansion Premises and begins conducting business therein, (b) the date on which the Work (as defined in Exhibit B hereto) in the Premises is Substantially Completed (as defined in Exhibit B hereto), or (c) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit B hereto).  Landlord and Tenant presently anticipate that possession of the Second Expansion Premises will be tendered to Tenant on or about June 1, 2011 (the “Estimated Delivery Date”).  If Landlord is unable to tender possession of the Second Expansion Premises to Tenant by the Estimated Delivery Date, then (a) the validity of this Second Amendment shall not be affected or impaired thereby, (b) Landlord shall not be in default hereunder or be liable for damages therefor, and (c) Tenant shall accept possession of the Second Expansion Premises when Landlord tenders possession thereof to Tenant.

4.           Lease Term for the Second Expansion Premises.  The lease term for the Second Expansion Premises shall commence upon the Second Expansion Date and shall expire as to the Second Expansion Premises on the date upon which the Lease expires as to the Original Premises (January 31, 2014).

5.           Condition of the Second Expansion Premises.  Tenant has made a complete examination and inspection of the Second Expansion Premises and accepts the same in its current condition, as-is, without recourse to Landlord; provided, however, Landlord shall construct the Work in the Second Expansion Premises as provided in Exhibit B hereto.

6.           Basic Rent.  Commencing on the Second Expansion Date, the Basic Rental for the entire Premises shall be the following amounts for the following periods of time:

Dates	Rentable Square Feet in the Premises	Annual Rate per Rentable Square Foot	Basic Monthly Rental
Second Expansion Date through December 31, 2011	34,398	$17.50	$50,163.75
January 1, 2012 through December 31, 2012	34,398	$18.00	$51,597.00
January 1, 2013 through December 31, 2013	34,398	$18.50	$53,030.25
January 1, 2014 through January 31, 2014	34,398	$19.00	$54,463.50

SECOND AMENDMENT TO LEASE AGREEMENT	Page 2

The schedule of Basic Rent provided in this Section 6 is independent of Tenant’s obligations pursuant to that Temporary License Agreement dated February 1, 2011 between Landlord and Tenant (the “License Agreement”).  The License Term (as defined in the License Agreement) shall expire upon the Second Expansion Date; provided, however, that Tenant may remain in the Designated Premises (as defined in the License Agreement) following the expiration of the License Term for a period not to exceed 10 days; provided, further, that Tenant shall pay to Landlord for each such day Tenant remains in the Designated Premises beyond the expiration of the License Term an amount equal to $457.72, plus Licensee’s Proportionate Share of electrical costs for the Building (as set forth in the License Agreement) for such period.

7.           Population Density.  Landlord and Tenant agree that the population density within the Second Expansion Premises shall at no time exceed seven persons for each 1,000 square feet of rentable area located therein.  If the population density within the Second Expansion Premises exceeds four persons for each 1,000 square feet of rentable area located therein (“Building-Standard Density”) during any calendar quarter during the lease term (other than on a temporary basis for meetings and conferences), then Basic Rental with respect to the Second Expansion Premises shall be increased, prospectively, as follows:

If the population density in the Second Expansion Premises is (each a “Density Band”):	then the then-applicable Annual Rate per Rentable Square Foot in the Second Expansion Premises shall be increased by:	which is an increase to the then-current Basic Monthly Rental due of:
greater than Building-Standard Density but less than five persons for each 1,000 square feet of rentable area	$0.30	$407.10
equal to or greater than five persons for each 1,000 square feet of rentable area, but less than six persons for each 1,000 square feet of rentable area	$0.60	$814.20
equal to or greater than six persons for each 1,000 square feet of rentable area, but less than or equal to seven persons for each 1,000 square feet of rentable area	$1.90	$2,578.30

On the first day of each calendar quarter during the lease term, an officer of Tenant shall certify in a written letter to Landlord the current population density in the Second Expansion Premises, and, should such certification indicate a population density therein greater than the Building-Standard Density, then Tenant shall pay the applicable increased Basic Rental during such calendar quarter as set forth above.  Further, Tenant shall immediately notify Landlord if, after the first day of such calendar quarter, the population density of the Second Expansion Premises increases such that it falls within a higher Density Band, and, effective with such increase in the population density, Tenant shall pay increased Basic Rental as set forth above for the remainder of such calendar quarter.  For example, if, upon January 1, 2012, the population density within the Second Expansion Premises is 4.5 persons per 1,000 square feet of rentable area therein, then commencing on such date, the monthly Basic Rental due with respect to the Second Expansion Premises shall be $24,833.10 (or, on an annualized basis, $18.30 per Rentable Square Foot therein).  By way of further example, if, on March 1, 2012, the population density in the Second Expansion Premises increases to 5.2 persons per 1,000 square feet of rentable area therein, then, commencing upon such date, the monthly Basic Rental due with respect to the Second Expansion Premises shall be $25,240.20 (or, on an annualized basis, $18.60 per Rentable Square Foot therein).  Under no circumstances shall Tenant be entitled to a downward adjustment of Basic Rental during the course of any calendar quarter; provided, however, that Basic Rental may be adjusted downward based upon the population density within the Second Expansion Premises as it exists on the first day of a calendar quarter.  Landlord may request reasonable documentation from Tenant substantiating Tenant’s calculation of the population density within the Second Expansion Premises and may, in its discretion, verify such calculation using any reasonable method.  At no time shall the population density within the Second Expansion Premises exceed 7 persons per 1,000 square feet of rentable area therein.  Nothing in this Paragraph 7 shall increase Landlord’s obligations under the Lease with respect to parking.

SECOND AMENDMENT TO LEASE AGREEMENT	Page 3

8.           Tenant’s Proportionate Share.  As of the Second Expansion Date, the Tenant’s Proportionate Share shall be 32.3490%.

9.           Operating Expenses.

a.           The first sentence of Section 1 of Exhibit C to the Original Lease is hereby deleted in its entirety and replaced with the following:  “Tenant shall pay from time to time an amount (the “Excess”) calculated by multiplying (a) the amount by which the Basic Cost (defined below), divided by the Total Rentable Square Feet, exceeds the 2010 actual Basic Costs per Rentable Square Foot in the Building (the “Expense Stop”), by (b) the Rentable Square Feet in the Premises.”

b.           The Expense Stop shall be separately calculated for the Second Expansion Premises, based upon 2011 actual Basic Costs per Rentable Square Foot in the Building.

10.           Brokerage Commissions.  Except for the commission payable to Peloton Real Estate Partners, Studley, Inc., and Billingsley Property Services, Inc. (collectively, the "Brokers"), which commission is governed by separate agreement by and between Landlord and each Broker, Tenant hereby warrants and represents that it has not dealt with any other brokers or intermediaries entitled to any compensation in connection with this Second Amendment.  Except for Brokers, Landlord hereby warrants and represents to Tenant that it has not dealt with any brokers or intermediaries entitled to any compensation in connection with this Second Amendment.  Each party hereby indemnifies the other party against any and all liabilities, costs and expenses resulting from a breach by the indemnifying party of the foregoing representation.  The obligations set forth in this Paragraph 10 shall survive any termination of the Lease.

SECOND AMENDMENT TO LEASE AGREEMENT	Page 4

11.           Conflict; Ratification.  In the event any of the terms of the Lease conflict with the terms of this Second Amendment, the terms of this Second Amendment shall control.  Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Second Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.  The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

12.           Counterparts.  This Second Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

SECOND AMENDMENT TO LEASE AGREEMENT	Page 5

EXECUTED on the Effective Date set forth above.

LANDLORD:

ARI-INTERNATIONAL BUSINESS PARK, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 5, LLC, ARI-IBP 6, LLC, ARI-IBP-7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC, ARI-IBP 12, LLC,
each a Delaware limited liability company

By:	Billingsley Property Services, Inc., a Texas corporation, as Agent

	By:	/s/ Kenneth D. Mabry
	Name:	Kenneth D. Mabry
	Title:	Sr. Vice President

TENANT: REACHLOCAL, INC., a Delaware corporation

By:	/s/ Ross G. Landsbaum
Name:	Ross G. Landsbaum
Title:	CFO

SIGNATURE PAGE TO SECOND AMENDMENT	Page 6

EXHIBIT A

The Second Expansion Premises

EXHIBIT A, The Expansion Premises (Solo Page)

EXHIBIT B

TENANT FINISH-WORK: ALLOWANCE
(Landlord Performs the Work)

1.           Acceptance of Premises.  Except as set forth in this Exhibit, Tenant accepts the Second Expansion Premises in their “AS-IS” condition on the date that this Second Amendment is entered into; provided, however, that, following the surrender of the Second Expansion Premises by the tenant currently in possession thereof, Landlord shall cause the Second Expansion Premises to be returned to broom-clean condition.

2.           Space Plans.

(a)           Preparation and Delivery.  On or before the tenth day following the date of this Second Amendment (such earlier date is referred to herein as the “Space Plans Delivery Deadline”), Tenant shall deliver to Landlord a space plan prepared by a design consultant reasonably acceptable to Landlord (the “Architect”) depicting improvements to be installed in the Original Premises, the First Expansion Premises, or the Second Expansion Premises (the “Space Plans”).

(b)           Approval Process.  Landlord shall notify Tenant whether it approves of the submitted Space Plans within five business days after Tenant’s submission thereof.  If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within three business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval.  Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three business days after its receipt thereof.  This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.  If Landlord fails to notify Tenant that it disapproves of the initial Space Plans within five business days (or, in the case of resubmitted Space Plans, within three business days), then such submission shall be deemed approved by Landlord if, within five (5) business days after Tenant delivers to Landlord a second request for Landlord’s approval of the same, Landlord fails to either approve of or disapprove of such Space Plans.  If Tenant fails to timely deliver such Space Plans, then each day after the Space Plans Delivery Deadline that such Space Plans are not delivered to Landlord shall be a Tenant Delay Day (defined below).

 (c)           Landlord’s Approval; Performance of Work.  If any of Tenant’s proposed construction work will affect the Building’s structure or the Building Systems, then the Space Plans pertaining thereto must be approved by the Building’s engineer of record.  Landlord’s approval of such Space Plans shall not be unreasonably withheld, provided that (1) they comply with all laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s structure or the Building Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s common areas or elevator lobby areas, (3) such Space Plans are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant).  As used herein, “Work” means all improvements to be constructed in accordance with and as indicated on the Space Plans, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Space Plans.  Landlord’s approval of the Space Plans shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto.  Tenant shall, at Landlord’s request, sign the Space Plans to evidence its review and approval thereof.  After the Space Plans have been approved, Landlord shall cause the Work to be performed in substantial accordance with the Space Plans.

EXHIBIT B	Page B-1

4.           Bidding of Work.  Prior to commencing the Work, Landlord shall competitively bid the Work to three contractors approved by Landlord (one of which contractors shall be MCL Construction LLC).  Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations.  In such case, Tenant shall notify Landlord of any items in the Space Plans that Tenant desires to change within three business days after Landlord’s submission thereof to Tenant.  If Tenant fails to notify Landlord of its election within such three business day period, Tenant shall be deemed to have approved the bids.  Within five business days following Landlord’s submission of the initial construction bids to Tenant under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance and any value engineering, failing which each day after such five business day period shall constitute a Tenant Delay Day.

5.           Change Orders.  Tenant may initiate changes in the Work.  Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s structure or the Building systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, or (3) the appearance of the Building’s common areas or elevator lobby areas, or (b) if any such requested change might delay the Second Expansion Date, Landlord may withhold its consent in its sole and absolute discretion.  Landlord shall, upon completion of the Work, cause to be prepared an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit B by this reference for all purposes.  If Tenant requests any changes to the Work described in the Space Plans, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

6.           Definitions.  As used herein, a “Tenant Delay Day” means each day of delay in the performance of the Work that occurs (a) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plans (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (b) because of any change by Tenant to the Space Plans, (c) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, or in connection with the performance of the Work, (d) because of any specification by Tenant of materials or installations in addition to or other than Landlord’s standard finish-out materials, or (e) because a Tenant Party otherwise delays completion of the Work.  As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Space Plans.  Substantial Completion shall have occurred even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord.

EXHIBIT B	Page B-2

7.           Walk-Through; Punchlist.  When Landlord considers the Work in the Second Expansion Premises to be Substantially Completed, Landlord will notify Tenant and, within three business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work.  Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items.  Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within 30 days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

8.           Excess Costs.  The entire cost of performing the Work (including design of and space planning for the Work and preparation of the Space Plans and the final “as-built” plan of the Work, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, licenses, permits, certifications, surveys and other approvals required by law, and the construction supervision fee referenced in Section 10 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant.  Upon approval of the Space Plans and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceeds the Construction Allowance.  Upon Substantial Completion of the Work and before Tenant occupies the Second Expansion Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance.  In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.

9.           Construction Allowance.  Landlord shall provide to Tenant a construction allowance not to exceed $13.50 per rentable square foot in the Second Expansion Premises (which aggregate sum is $219,834, and is referred to as the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work.  Tenant may use up to $97,704 of the Construction Allowance towards (a) improvements within Tenant’s premises at 6400 International Parkway in Plano, Texas (the “6400 International Premises”) and/or (b) Tenant’s costs incurred for cabling and furniture, fixtures and equipment in the Premises or the 6400 International Premises.  Notwithstanding anything herein to the contrary, Tenant may not use any excess portion of the Construction Allowance for improvements to or for the acquisition of furniture, fixtures and equipment to be located within the 6400 International Premises if the building in which the 6400 International Premises ceases to be owned by Landlord or its affiliates prior to the disbursement of such excess allowance to Tenant.  All improvements or alternations to the 6400 International Premises shall be undertaken and completed in accordance with the terms of the lease agreement for such premises.  The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord.  The Construction Allowance must be used (that is, the Work must be fully complete and the Construction Allowance disbursed) by December 31, 2011 or shall be deemed forfeited with no further obligation by Landlord with respect thereto, time being of the essence with respect thereto.

EXHIBIT B	Page B-3

10.           Construction Management.  Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems.  In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the hard costs portion of Total Construction Costs.

11.           Miscellaneous.  To the extent not inconsistent with this Exhibit, Sections 7 and 19 of the Original Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT B	Page B-4

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this "Third Amendment") is made and entered into as of August 31, 2011 (the "Effective Date"), by and between ARI-INTERNATIONAL BUSINESS PARK, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 5, LLC, ARI-IBP 6, LLC, ARI-IBP 7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC and ARI-IBP 12, LLC, each a Delaware limited liability company ("Landlord") acting by and through Billingsley Property Services, Inc., as agent for Landlord, and REACHLOCAL, INC., a Delaware corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated February 2, 2010 (the "Original Lease"), with respect to certain office space more particularly described therein (the "Original Premises") known as Suite 1200 of the office building (the "Building") whose street address is 6504 International Parkway, Plano, Texas 75093;

WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease dated June 7, 2010 (the "First Amendment") wherein the Tenant expanded its leased premises to include Suite 1000 of the Building, consisting of approximately 10,820 square feet of rentable area (the "First Expansion Premises"), thereby bringing the Total Rentable Square Feet in the Premises to 18,114;

WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated March 23, 2011 (the "Second Amendment"; the Original Lease, as amended by the First Amendment and as amended by the Second Amendment is referred to herein as the "Lease") wherein the Tenant expanded its leased premises to include Suite 2100 of the Building, consisting of approximately 16,284 square feet of rentable area (the "Second Expansion Premises"; the Original Premises, the First Expansion Premises and the Second Expansion Premises are collectively referred to herein as the "Premises"), thereby bringing the Total Rentable Square Feet in the Premises to 34,398; and

WHEREAS, Landlord and Tenant now desire to amend the Lease to, among other things, again expand the Premises under the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant hereby agree as follows:

1.           Defined Terms.  All capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed thereto in the Lease. All references in the Lease to "this Lease" shall be deemed to mean the Lease as amended by this Third Amendment.

THIRD AMENDMENT TO LEASE AGREEMENT	Page 1

2.           Expansion Premises.  Commencing on the Third Expansion Date (defined below), the Premises shall be automatically expanded to include approximately 8,907 square feet of rentable area known as Suite 1300 of the Building, as shown on Exhibit A attached hereto and made a part hereof (the "Third Expansion Premises").  As of the Third Expansion Date, the Total Rentable Square Feet in the Premises shall be approximately 43,305 square feet.  The Third Expansion Premises shall be added to and become part of the Premises on the Third Expansion Date for all purposes of the Lease without any further action on behalf of Landlord or Tenant and shall be subject to all of the terms and conditions of the Lease applicable to the Premises, including, without limitation, Tenant's obligation to pay Basic Rental, Tenant's share of Electrical Costs, Excess (if any), and all other sums that Tenant may owe to Landlord in accordance with the Lease, subject to the modifications contained in this Third Amendment.

3.           Third Expansion Date.  As used herein, the term "Third Expansion Date" means the earlier of (a) the date on which Tenant occupies any portion of the Third Expansion Premises and begins conducting business therein or (b) November 1, 2011.

4.           Lease Term for the Third Expansion Premises.  The lease term for the Third Expansion Premises shall commence upon the Third Expansion Date and shall expire as to the Third Expansion Premises on the date upon which the Lease expires as to the Original Premises (January 31, 2014).

5.           Condition of the Third Expansion Premises.  Tenant has made a complete examination and inspection of the Third Expansion Premises and accepts the same in its current condition, "AS-IS", without recourse to Landlord and Landlord shall have no obligation to complete any improvements to the Third Expansion Premises.  ADDITIONALLY, LANDLORD SHALL MAKE NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASEHOLD IMPROVEMENTS IN THE LEASED PREMISES.  ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

6.           Basic Rent.  Commencing on the Third Expansion Date, the Basic Rental for the entire Premises shall be the following amounts for the following periods of time:

THIRD AMENDMENT TO LEASE AGREEMENT	Page 2

Dates	Rentable Square Feet in the Premises	Annual Rate per Rentable Square Foot	Basic Monthly Rental
Third Expansion Date through December 31, 2011	43,305	$18.11	$65,366.13
January 1, 2012 through December 31, 2012	43,305	$18.51	$66,799.38
January 1, 2013 through December 31, 2013	43,305	$19.01	$68,603.75
January 1, 2014 through January 31, 2014	43,305	$19.51	$70,408.13

7.           Population Density.  Landlord and Tenant agree that the population density within either the Second Expansion Premises or Third Expansion Premises shall at no time exceed seven (7) persons for each 1,000 square feet of rentable area located therein (each independently calculated).  If the population density within the Second Expansion Premises or Third Expansion Premises exceeds four (4) persons for each 1,000 square feet of rentable area located therein ("Building-Standard Density") during any calendar quarter during the lease term (other than on a temporary basis for meetings and conferences), then Basic Rental with respect to the Second Expansion Premises or Third Expansion Premises shall be increased, prospectively, as follows:

If the population density in the Second Expansion Premises or Third Expansion Premises is (each a "Density Band"):	then the then-applicable Annual Rate per Rentable Square Foot shall be increased by for the:		which is an increase to the then-current Basic Monthly Rental due of for the:
	Second Expansion Premises	Third Expansion Premises	Second Expansion Premises	Third Expansion Premises
greater than Building-Standard Density but less than five persons for each 1,000 square feet of rentable area	$0.30	$0.30	$407.10	$222.68
equal to or greater than five persons for each 1,000 square feet of rentable area, but less than six persons for each 1,000 square feet of rentable area	$0.60	$0.60	$814.20	$445.35
equal to or greater than six persons for each 1,000 square feet of rentable area, but less than or equal to seven persons for each 1,000 square feet of rentable area	$1.90	$1.90	$2,578.30	$1,410.28

THIRD AMENDMENT TO LEASE AGREEMENT	Page 3

On the first day of each calendar quarter during the lease term, an officer of Tenant shall certify in a written letter to Landlord the current population density in the Second Expansion Premises and Third Expansion Premises independently, and, should such certification indicate a population density therein greater than the Building-Standard Density, then Tenant shall pay the applicable increased Basic Rental during such calendar quarter as set forth above.  Further, Tenant shall immediately notify Landlord if, after the first day of such calendar quarter, the population density of the Second Expansion Premises or Third Expansion Premises increases such that it falls within a higher Density Band, and, effective with such increase in the population density, Tenant shall pay increased Basic Rental as set forth above for the remainder of such calendar quarter.  For example, if, upon April 1, 2012, the population density within the Third Expansion Premises is 4.5 persons per 1,000 square feet of rentable area therein, then commencing on such date, the monthly Basic Rental due with respect to the Third Expansion Premises shall be $15,425.06 (or, on an annualized basis, $20.78 per Rentable Square Foot therein).  By way of further example, if, on June 1, 2012, the population density in the Third Expansion Premises increases to 5.2 persons per 1,000 square feet of rentable area therein, then, commencing upon such date, the monthly Basic Rental due with respect to the Third Expansion Premises shall be $15,647.73 (or, on an annualized basis, $21.08 per Rentable Square Foot therein).  Under no circumstances shall Tenant be entitled to a downward adjustment of Basic Rental during the course of any calendar quarter; provided, however, that Basic Rental may be adjusted downward based upon the population density within the Third Expansion Premises (or Second Expansion Premises if applicable) as it exists on the first day of a calendar quarter.  Landlord may request reasonable documentation from Tenant substantiating Tenant’s calculation of the population density within the Second Expansion Premises and Third Expansion Premises and may, in its discretion, verify such calculation using any reasonable method.  At no time shall the population density within the Second Expansion Premises or Third Expansion Premises (each calculated independently) exceed seven (7) persons per 1,000 square feet of rentable area therein.  Nothing in this Paragraph 7 shall increase Landlord’s obligations under the Lease with respect to parking.

8.           Tenant's Proportionate Share.  As of the Third Expansion Date, the Tenant's Proportionate Share shall be 40.7255%.

9.           Operating Expenses.  The Expense Stop shall be separately calculated for the Third Expansion Premises, based upon 2012 actual Basic Costs per Rentable Square Foot in the Building.

10.         Brokerage Commissions.  Except for the commission payable to Peloton Real Estate Partners and Studley, Inc. (collectively, the "Brokers"), which commission is governed by separate agreements by and between Landlord and each Broker, Tenant hereby warrants and represents that it has not dealt with any other brokers or intermediaries entitled to any compensation in connection with this Third Amendment.  Except for Brokers, Landlord hereby warrants and represents to Tenant that it has not dealt with any brokers or intermediaries entitled to any compensation in connection with this Third Amendment.  Each party hereby indemnifies the other party against any and all liabilities, costs and expenses resulting from a breach by the indemnifying party of the foregoing representation.  The obligations set forth in this Paragraph 10 shall survive any termination of the Lease.

THIRD AMENDMENT TO LEASE AGREEMENT	Page 4

11.         Conflict; Ratification.  In the event any of the terms of the Lease conflict with the terms of this Third Amendment, the terms of this Third Amendment shall control.  Except as amended hereby, all terms and conditions of the Lease shall remain in full force and effect.  Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Third Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto.  The Lease, as amended herein, constitutes the entire agreement between the parties hereto and no further modification of the Lease shall be binding unless evidenced by an agreement in writing signed by Landlord and Tenant.

12.         Counterparts.  This Third Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.

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THIRD AMENDMENT TO LEASE AGREEMENT	Page 5

EXECUTED on the Effective Date set forth above.

LANDLORD:

ARI-INTERNATIONAL BUSINESS PARK, LLC, ARI-IBP 1, LLC, ARI-IBP 2, LLC, ARI-IBP 3, LLC, ARI-IBP 4, LLC, ARI-IBP 5, LLC, ARI-IBP 6, LLC, ARI-IBP-7, LLC, ARI-IBP 8, LLC, ARI-IBP 9, LLC, ARI-IBP 11, LLC, ARI-IBP 12, LLC,
each a Delaware limited liability company

By:	Billingsley Property Services, Inc., a Texas corporation, as Agent

	By:	/s/ Kenneth D. Mabry
	Name:	Kenneth D. Mabry
	Title:	Sr. Vice President

TENANT: REACHLOCAL, INC., a Delaware corporation

By:	/s/ Ross G. Landsbaum
Name:	Ross G. Landsbaum
Title:	CFO

SIGNATURE PAGE TO THIRD AMENDMENT	Page 6

EXHIBIT A

The Third Expansion Premises

EXHIBIT A, THE THIRD EXPANSION PREMISES	Page A-1